Exhibit 99.1


                               NINTH AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT


         This NINTH AMENDMENT TO REVOLVING CREDIT AGREEMENT dated as of February __, 2007 (the "Ninth Amendment"), is entered into by and among INTERSTATE BAKERIES CORPORATION, a Delaware corporation ("Parent Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, each of the direct and indirect subsidiaries of the Parent Borrower party to the Credit Agreement (as defined below) (each individually a "Subsidiary Borrower" and collectively the "Subsidiary Borrowers"; and together with the Parent Borrower, the "Borrowers"), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, N.A., a national banking association (formerly known as JPMorgan Chase Bank) ("JPMCB"), and each of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party to the Credit Agreement (together with JPMCB, the "Lenders"), JPMORGAN CHASE BANK, N.A., a national banking association (formerly known as JPMorgan Chase Bank), as administrative agent (the "Administrative Agent") for the Lenders, and JPMORGAN CHASE BANK, N.A., a national banking association (formerly known as JPMorgan Chase Bank), as collateral agent (the "Collateral Agent") for the Lenders.

                                  WITNESSETH:

         WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent are parties to that certain Revolving Credit Agreement dated as of September 23, 2004, as amended by that certain First Amendment to Revolving Credit Agreement dated as of November 1, 2004, by that certain Second Amendment to Revolving Credit Agreement dated as of January 20, 2005, by that certain Third Amendment and Waiver to Revolving Credit Agreement dated as of May 26, 2005, by that certain Fourth Amendment and Waiver to Revolving Credit Agreement dated as of November 30, 2005, by that certain Fifth Amendment to Revolving Credit Agreement dated as of December 27, 2005, by that certain Sixth Amendment and Waiver to Revolving Credit Agreement dated as of March 29, 2006, by that certain Seventh Amendment to Revolving Credit Agreement dated as of June 28, 2006 and by that certain Eighth Amendment to Revolving Credit Agreement dated as of August 25, 2006, pursuant to which the Lenders have made available to the Borrowers a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $200,000,000 (as so amended, the "Credit Agreement");

         WHEREAS, upon the occurrence of the Ninth Amendment Effectiveness Date (as hereinafter defined), each of the Amended and Restated Lenders (as hereinafter defined) shall be deemed to have become, by executing and delivering this Ninth Amendment, a party to the Credit Agreement (as in effect after giving effect to this Ninth Amendment) in the form of Exhibit A hereto as a "Lender" and shall have the rights and obligations of a Lender thereunder and each of the Amended and Restated Lenders shall have the interest(s) shown opposite its name on Annex A to the Credit Agreement (as in effect after giving effect to this Ninth Amendment) (each such Lender, an "Amended and Restated Lender"); and

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used and not otherwise defined in this Ninth Amendment are used as defined in the Credit Agreement (after giving effect to this Ninth Amendment). In addition, the capitalized term "Ninth Amendment Effectiveness Date" shall mean the first Business Day on which the conditions set forth in Section 3 hereof are fully satisfied to the satisfaction of the Administrative Agent or waived by the Administrative Agent. The Administrative Agent will give the Borrowers and each Lender written notice of the occurrence of the Ninth Amendment Effectiveness Date.

         Section 2. Amendments to Credit Agreement. Subject to the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended and restated as follows:

                  2.1 Each of the provisions of the Credit Agreement which appear with computerized underscoring are inserted and each of the provisions which appear with computerized strike-through are deleted in the document annexed hereto as Exhibit A.

                  2.2 The signature pages of the Credit Agreement are hereby amended and restated to conform to the signature pages hereto.

                  2.3 Annex A to the Credit Agreement (as in effect prior to giving effect to this Ninth Amendment) is hereby replaced in its entirety by Annex A to the document attached as Exhibit A hereto.

         Section 3. Effectiveness. The effectiveness of this Ninth Amendment and the amendment and restatement of the Credit Agreement are subject to the following conditions precedent:

                  3.1 Supporting Documents. The Administrative Agent shall have received for each of the Borrowers:

                            3.1.1 bring-down certificates delivered by each
                  Borrower (A) certifying that there were no changes, or providing the text of changes, to the Organizational Documents of such Borrower as delivered pursuant to Section 4.1(a) of the Credit Agreement and (B) to the effect that each Borrower is in good standing in its jurisdiction of incorporation, organization or formation;

                            3.1.2 signature and incumbency certificates of the
                  officers of such Borrower executing the Loan Documents to which it is a party, dated as of the Ninth Amendment Effectiveness Date;

                            3.1.3 duly adopted resolutions of the board of
                  directors or similar governing body of each Borrower approving and authorizing the execution, delivery and performance of this Ninth Amendment, certified as of the Ninth Amendment Effectiveness Date by its secretary or assistant secretary as being in full force and effect without modification or amendment; and

                            3.1.4 such other documents as the Administrative
                  Agent may reasonably request.

                  3.2 Amendment Order. Not later than February __, 2007, the Administrative Agent and the Lenders shall have received a certified copy of the Amendment Order in substantially the form of Exhibit B attached hereto or such other form as otherwise agreed by the Administrative Agent and the Debtors and which Amendment Order (i) shall be in full force and effect, (ii) shall not have been stayed, reversed, modified or amended in any respect, except as approved by the Administrative Agent in its sole discretion, (iii) shall approve or otherwise reaffirm the payment by the Borrowers of all of the Fees set forth in Sections 2.19, 2.20 and 2.21 of the Credit Agreement and in Section 3.6 hereof, (iv) shall be entered with the consent or non-objection of a preponderance (as determined by the Administrative Agent in its sole discretion) of the secured creditors of any of the Borrowers under the Pre-Petition Credit Agreement, and (v) if the Amendment Order is the subject of a pending appeal in any respect, neither the making of such Loan nor the issuance of such Letter of Credit nor the performance by any of the Borrowers of any of their obligations under the Credit Agreement as amended and restated by this Ninth Amendment or under the Loan Documents or under any other instrument or agreement referred to therein shall be the subject of a presently effective stay pending appeal.

                  3.3 Loan Documents. Each Borrower, each Amended and Restated Lender and the Administrative Agent shall have signed a counterpart of this Ninth Amendment (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent.

                  3.4 Opinion of Counsel. The Administrative Agent and the Lenders shall have received the favorable written opinion of counsel to the Borrowers, acceptable to the Administrative Agent, substantially in the form of Exhibit C.

                  3.5 Employment Contract with Chief Executive Officer. The Parent Borrower shall have obtained an order of the Bankruptcy Court approving the employment agreement between the Parent Borrower and a chief executive officer of the Parent Borrower, which order shall be substantially in the form of Exhibit D attached hereto and shall not have been stayed, reversed, modified or amended in any respect, except as approved by the Administrative Agent in its sole discretion, and which employment agreement shall be in form and substance acceptable to the Administrative Agent.

                  3.6 Payment of Fees and Expenses. The Borrowers shall have paid to the Administrative Agent (a) any unpaid balance of the fees and expenses due and payable by the Borrowers pursuant to the Loan Documents and (b) the then unpaid balance of all accrued and unpaid Fees due under and pursuant to: (i) the fee letter dated as of January __, 2007 among the Borrowers, JPMCB and JPMSI and (ii) the letters referred to in Section 2.19 of the Credit Agreement (as in effect immediately prior to the Ninth Amendment Effectiveness Date).

                  3.7 Closing Documents. The Administrative Agent shall have received all documents required by this Ninth Amendment satisfactory in form and substance to the Administrative Agent in its exclusive discretion.

         Section 4. Payments upon Effectiveness. On the Ninth Amendment Effectiveness Date, (i) the Commitments of the Lenders under the Credit Agreement before giving effect to this Ninth Amendment who are not Amended and Restated Lenders (collectively, the "Terminating Lenders") shall be terminated,
(ii) simultaneously and concurrently with the termination of the commitments of the Terminating Lenders, the Amended and Restated Lenders shall make or be deemed to have made, as the case may be, to the extent necessary, non-pro rata Loans to the Borrowers or additional non-pro rata Loans, as the case may be, to the Borrowers in accordance with their respective Commitments after giving effect to this Ninth Amendment in an aggregate amount necessary to repay in full the outstanding principal amount of the Loans of the Terminating Lenders,
(iii) if any Letters of Credit are outstanding on the Ninth Amendment Effectiveness Date, the undivided interests and participations therein of the Terminating Lenders shall terminate and each of the Amended and Restated Lenders shall be deemed to have purchased from the Fronting Bank pursuant to
Section 2.3(e) of the Credit Agreement an undivided interest and participation in such Letters of Credit to the extent of such Amended and Restated Lender's Commitment percentage, (iv) the Borrowers shall pay any accrued but unpaid interest and Fees owing to the Terminating Lenders as of the Ninth Amendment Effectiveness Date and (v) the Terminating Lenders shall no longer be Lenders under the Credit Agreement.

         Section 5. Representations and Warranties. Each Borrower represents and warrants to the Lenders that:

                  5.1 After giving effect to the Ninth Amendment and the amendment and restatement of the Credit Agreement and taking into account all prior written waivers and amendments in respect of the Credit Agreement, the representations and warranties of the Borrowers contained in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

                  5.2 After giving effect to the Ninth Amendment and the amendment and restatement of the Credit Agreement and taking into account all prior written waivers and amendments in respect of the Credit Agreement, (i) each Borrower is in compliance with all the terms and provisions set forth in the Credit Agreement, and (ii) no Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this Ninth Amendment.

         Section 6. Choice of Law. THIS NINTH AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

         Section 7. Full Force and Effect. Except as specifically amended or waived hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect, and the same are hereby ratified and confirmed. No reference to this Ninth Amendment need be made in any instrument or document at any time referring to the Credit Agreement, and a reference to the Credit Agreement in any such instrument or document shall be deemed a reference to the Credit Agreement as amended hereby.

         Section 8. Counterparts; Electronic Signatures. This Ninth Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         Section 9. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Ninth Amendment.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed as of the day and the year first written.

                                         BORROWERS:

                                         INTERSTATE BAKERIES CORPORATION


                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:


                                          ARMOUR AND MAIN REDEVELOPMENT
                                          CORPORATION


                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:


                                          BAKER'S INN QUALITY BAKED GOODS, LLC


                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:


                                          IBC SALES CORPORATION


                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:

                                          IBC SERVICES, LLC


                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:


                                          IBC TRUCKING, LLC


                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:


                                          INTERSTATE BRANDS CORPORATION


                                          By:
                                             --------------------------------
                                          Name:
                                          Title:


                                          NEW ENGLAND BAKERY DISTRIBUTORS,
                                          L.L.C.


                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:

                                          LENDERS:

                                          JPMORGAN CHASE BANK, N.A.
                                          Individually and as Administrative
                                          Agent and Collateral Agent


                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:

                                         --------------------------------------
                                                   [Lender name]


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:











Lender signature page to
Ninth Amendment to
Revolving Credit Agreement

                                   EXHIBIT A
            FORM OF AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT






------------------------------------------------------------------------------



                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT




------------------------------------------------------------------------------

                                      Among

                        INTERSTATE BAKERIES CORPORATION,
                     a Debtor and Debtor-in-Possession under
                       Chapter 11 of the Bankruptcy Code,

                               as Parent Borrower,

                 CERTAIN OF THE DIRECT AND INDIRECT SUBSIDIARIES
                       OF INTERSTATE BAKERIES CORPORATION,
   Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code,

                            as Subsidiary Borrowers,

                                       and

                            THE LENDERS PARTY HERETO,

                                       and

                            JPMORGAN CHASE BANK, N.A.

                             as Administrative Agent




------------------------------------------------------------------------------

                         Dated as of [___________], 2007

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                                TABLE OF CONTENTS




                                                                                                          Page No.


SECTION 1.        DEFINITIONS.....................................................................................2

   SECTION 1.1           Defined Terms............................................................................2
   SECTION 1.2           Terms Generally.........................................................................24
   SECTION 1.3           Accounting Terms; GAAP..................................................................24

SECTION 2.        AMOUNT AND TERMS OF CREDIT.....................................................................25

   SECTION 2.1           Commitment of the Lenders...............................................................25
   SECTION 2.2           Availability of Commitment; Borrowing Base..............................................25
   SECTION 2.3           Letters of Credit.......................................................................26
   SECTION 2.4           Issuance................................................................................28
   SECTION 2.5           Nature of Letter of Credit Obligations Absolute.........................................28
   SECTION 2.6           Making of Loans.........................................................................29
   SECTION 2.7           Repayment of Loans and Unreimbursed Draws; Evidence of Debt.............................29
   SECTION 2.8           Interest on Loans.......................................................................30
   SECTION 2.9           Default Interest........................................................................31
   SECTION 2.10          Optional Termination or Reduction of Commitment.........................................31
   SECTION 2.11          Alternate Rate of Interest..............................................................31
   SECTION 2.12          Refinancing of Loans....................................................................31
   SECTION 2.13          Mandatory Prepayment; Commitment Termination............................................32
   SECTION 2.14          Optional Prepayment of Loans; Reimbursement of Lenders..................................33
   SECTION 2.15          Reserve Requirements; Change in Circumstances...........................................35
   SECTION 2.16          Change in Legality......................................................................36
   SECTION 2.17          Pro Rata Treatment, etc.................................................................37
   SECTION 2.18          Taxes...................................................................................37
   SECTION 2.19          Certain Fees............................................................................40
   SECTION 2.20          Commitment Fee..........................................................................40
   SECTION 2.21          Letter of Credit Fees...................................................................40
   SECTION 2.22          Nature of Fees..........................................................................40
   SECTION 2.23          Priority and Liens......................................................................40
   SECTION 2.24          Use of Cash Collateral..................................................................42
   SECTION 2.25          Right of Set-Off........................................................................42
   SECTION 2.26          Security Interest in Letter of Credit Account...........................................43
   SECTION 2.27          Payment of Obligations..................................................................43
   SECTION 2.28          No Discharge; Survival of Claims........................................................43
   SECTION 2.29          Replacement of Certain Lenders..........................................................43

SECTION 3.        REPRESENTATIONS AND WARRANTIES.................................................................44

   SECTION 3.1           Organization and Authority..............................................................44


   SECTION 3.2           Due Execution...........................................................................44
   SECTION 3.3           Statements Made.........................................................................45
   SECTION 3.4           Financial Statements....................................................................45
   SECTION 3.5           Ownership...............................................................................46
   SECTION 3.6           Liens...................................................................................46
   SECTION 3.7           Compliance with Law.....................................................................46
   SECTION 3.8           Insurance...............................................................................46
   SECTION 3.9           The Orders..............................................................................46
   SECTION 3.10          Use of Proceeds.........................................................................47
   SECTION 3.11          Litigation..............................................................................47
   SECTION 3.12          Intellectual Property...................................................................47
   SECTION 3.13          Taxes...................................................................................47
   SECTION 3.14          Investment Company Act; Other Regulations...............................................47
   SECTION 3.15          ERISA Matters...........................................................................47

SECTION 4.        CONDITIONS OF LENDING..........................................................................48

   SECTION 4.1           Conditions Precedent to Initial Loan and Initial Letter of Credit.......................48
   SECTION 4.2           Conditions Precedent to Each Loan and Each Letter of Credit.............................50

SECTION 5.        AFFIRMATIVE COVENANTS..........................................................................52

   SECTION 5.1           Financial Statements, Reports, etc......................................................52
   SECTION 5.2           Existence...............................................................................55
   SECTION 5.3           Insurance...............................................................................55
   SECTION 5.4           Obligations and Taxes...................................................................56
   SECTION 5.5           Notice of Event of Default, etc.........................................................56
   SECTION 5.6           Access to Books and Records.............................................................56
   SECTION 5.7           Maintenance of Concentration Account....................................................57
   SECTION 5.8           Borrowing Base Certificate..............................................................57
   SECTION 5.9           Compliance with Laws....................................................................58
   SECTION 5.10          Environmental Laws......................................................................58
   SECTION 5.11          ........................................................................................58
   SECTION 5.11          CEO.....................................................................................58

SECTION 6.        NEGATIVE COVENANTS.............................................................................58

   SECTION 6.1           Liens...................................................................................58
   SECTION 6.2           Merger, etc.............................................................................59
   SECTION 6.3           Indebtedness............................................................................59
   SECTION 6.4           Capital Expenditures....................................................................59
   SECTION 6.5           EBITDA..................................................................................59
   SECTION 6.6           Guarantees and Other Liabilities........................................................60
   SECTION 6.7           Chapter 11 Claims.......................................................................60
   SECTION 6.8           Dividends; Capital Stock................................................................60
   SECTION 6.9           Transactions with Affiliates............................................................61
   SECTION 6.10          Investments, Loans and Advances.........................................................61
   SECTION 6.11          Disposition of Assets...................................................................61


   SECTION 6.12          Nature of Business......................................................................61
   SECTION 6.13          Transactions among Borrowers............................................................61
   SECTION 6.14          Right of Subrogation among Borrowers....................................................61
   SECTION 6.15          Derivative Agreements...................................................................61
   SECTION 6.16          Reorganization Plan.....................................................................62
   SECTION 6.17          Cash Restructuring Charges..............................................................62

SECTION 7.        EVENTS OF DEFAULT..............................................................................62

   SECTION 7.1           Events of Default.......................................................................62

SECTION 8.        THE ADMINISTRATIVE AGENT.......................................................................66

   SECTION 8.1           Administration by Administrative Agent..................................................66
   SECTION 8.2           Advances and Payments...................................................................66
   SECTION 8.3           Sharing of Setoffs......................................................................67
   SECTION 8.4           Agreement of Required Lenders...........................................................67
   SECTION 8.5           Liability of Administrative Agent.......................................................67
   SECTION 8.6           Reimbursement and Indemnification.......................................................68
   SECTION 8.7           Rights of Administrative Agent..........................................................68
   SECTION 8.8           Independent Lenders.....................................................................68
   SECTION 8.9           Notice of Transfer......................................................................69
   SECTION 8.10          Successor Administrative Agent..........................................................69

SECTION 9.        MISCELLANEOUS..................................................................................69

   SECTION 9.1           Notices.................................................................................69
   SECTION 9.2           Survival of Agreement, Representations and Warranties, etc..............................70
   SECTION 9.3           Successors and Assigns..................................................................70
   SECTION 9.4           Confidentiality.........................................................................73
   SECTION 9.5           Expenses................................................................................73
   SECTION 9.6           Indemnity...............................................................................74
   SECTION 9.7           Choice of Law...........................................................................74
   SECTION 9.8           No Waiver...............................................................................74
   SECTION 9.9           Extension of Maturity...................................................................74
   SECTION 9.10          Amendments, etc.........................................................................74
   SECTION 9.11          Severability............................................................................76
   SECTION 9.12          Headings................................................................................76
   SECTION 9.13          Execution in Counterparts...............................................................76
   SECTION 9.14          Prior Agreements; Inconsistencies.......................................................76
   SECTION 9.15          Further Assurances......................................................................76
   SECTION 9.16          Waiver of Jury Trial....................................................................76
   SECTION 9.17          Subordination of Intercompany Indebtedness..............................................76
   SECTION 9.18          Certain Post Closing Matters............................................................77
   SECTION 9.19          USA Patriot Act.........................................................................79

Annex A - Commitment Amounts

Exhibit A - Form of Interim Order
Exhibit A-1 - Form of Amendment Order Approving Eighth Amendment to Revolving Credit Agreement
Exhibit A-2 - Form of Amendment Order Approving Ninth Amendment to Revolving Credit Agreement
Exhibit B - Form of Security and Pledge Agreement
Exhibit C-1 - Form of Weekly Borrowing Base Certificate
Exhibit C-2 - Form of Monthly Borrowing Base Certificate
Exhibit D - Form of Opinion of Counsel
Exhibit E - Form of Assignment and Acceptance
Schedule 1.1 - Eligible Real Property
Schedule 3.5 - Subsidiaries
Schedule 3.6 - Liens
Schedule 3.12 - Intellectual Property
Schedule 6.9 - Transactions with Affiliates
Schedule 6.10 - Other Investments
Schedule 6.13 - Borrower Transaction Restrictions

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                         Dated as of [___________], 2007

         AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of [___________], 2007, among INTERSTATE BAKERIES CORPORATION, a Delaware corporation ("Parent Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the direct and indirect subsidiaries of the Parent Borrower party to this Agreement (each individually a "Subsidiary Borrower" and collectively the "Subsidiary Borrowers"; and together with the Parent Borrower, the "Borrowers"), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrowers, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, N.A., a national banking association (formerly known as JPMorgan Chase Bank) ("JPMCB"), and each of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party hereto (together with JPMCB, the "Lenders"), J.P. MORGAN SECURITIES INC., as lead arranger and book runner, JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and JPMORGAN CHASE BANK N.A. (formerly known as JPMorgan Chase Bank), as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

                             INTRODUCTORY STATEMENT

                  WHEREAS, on September 22, 2004, the Borrowers filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

                  WHEREAS, the Borrowers have applied to the Lenders for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $200,000,000 (subject to the terms and conditions of this Agreement); and

                  WHEREAS, the proceeds of the Loans will be used for (i) working capital, letters of credit and capital expenditures; (ii) other general corporate purposes of the Borrowers; (iii) payment of any related transaction costs, fees and expenses; and (iv) the costs of administration of the Cases, all as provided for herein; and

                  WHEREAS, to provide for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrowers hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrowers under Section 6.3(v)), the Borrowers will provide to the Administrative Agent and the Lenders the following (each as more fully described herein):

                  (a) an allowed Superpriority Claim;

                  (b) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrowers and on all cash and cash equivalents in the Letter of Credit Account, provided that following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to;

                  (c) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrowers that is subject to valid and perfected Permitted Liens in existence on the Filing Date or that is subject to valid Permitted Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code; and

                  (d) a perfected first priority priming Lien, pursuant to
Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrowers (including, without limitation, inventory, accounts receivable, rights under license agreements, and property, plant and equipment), that is subject to the existing Liens (the "Primed Liens") which secure (i) the obligations of the Borrowers to the lenders party to the Pre-Petition Credit Agreement, and (ii) other obligations or indebtedness of the Borrowers, which first priority priming Lien in favor of the Administrative Agent and the Lenders shall be senior in all respects to all of the Primed Liens; and

                  WHEREAS, all of the claims granted hereunder in the Cases to the Administrative Agent and the Lenders shall be subject to the Carve-Out to the extent provided in Section 2.23.

                  Accordingly, the parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS

         SECTION 1.1 Defined Terms.

                  As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABA Pension Plan" shall mean the American Bakers Association Retirement Plan, a defined benefit pension plan established in 1961 to provide pension benefits to certain employees of several unrelated companies in the baking industry, including, without limitation, the Borrowers.

                  "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.

                  "Account" shall mean any right to payment for goods sold in the ordinary course of business, regardless of how such right is evidenced and whether or not it has been earned by performance.

                  "Account Debtor" means, with respect to any Account, the obligor with respect to such Account.

                  "Act" shall have the meaning given such term in Section 9.19.

                  "Additional Credit" shall have the meaning given such term in
Section 4.2(d).

                  "Adjusted Eligible Accounts Receivable" shall mean Eligible Accounts Receivable, minus the Dilution Reserve.

                  "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of
(i) the LIBOR Rate in effect for such Interest Period divided by (ii) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

                  "Administrative Agent" shall have the meaning set forth in the Introduction.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affected Lender" shall have the meaning given such term in
Section 2.29.

                  "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

                  "Agreement" shall mean this Amended and Restated Revolving Credit Agreement, as the same may from time to time be amended, restated, modified or supplemented.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (i) the quotient of (a) the Three-Month Secondary CD Rate divided by (b) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (ii) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York
City received at approximately 10:00 a.m., New York City time, on such day
(or, if such day shall not be a Business Day, on the next preceding Business
Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate
Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Amendment Order" shall mean, collectively, (i) an order of the Bankruptcy Court in substantially the form of Exhibit A-1 approving the Eighth Amendment to Revolving Credit Agreement and (ii) an order of the Bankruptcy Court in substantially the form of Exhibit A-2 approving the Ninth Amendment to Revolving Credit Agreement dated as of [____________], 2007, or in each case such other forms as otherwise agreed by the Administrative Agent and the Borrowers.

                  "Amounts" shall have the meaning given such term in Section 2.18(a).

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans and similar commercial extensions of credit, any other fund that invests in bank loans and similar commercial extensions of credit and is managed by the same investment advisor as such Lender or by a Lender Affiliate of such investment advisor.

                  "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "Asset Sale" shall mean a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than a Borrower), in one transaction or series of transactions, of all or any part of the Borrowers' or any of their Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the capital stock of any of the Borrowers (other than the Parent Borrower) or their Subsidiaries in each case other than (i) Inventory, including scrap or obsolete Inventory, sold in the ordinary course of business, and (ii) sales of assets for aggregate consideration of less than $100,000 with respect to any transaction or series of related transactions.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit E.

                  "Available Cash" means, on any date, (a) the fair market value on such date of cash and cash equivalents held in securities accounts of the Borrowers and their Subsidiaries, and (b) the amount of available funds held on such date in bank deposit accounts of the Borrowers and their Subsidiaries.

                  "Available Commitment" shall have the meaning given to such term in Section 2.2(b).

                  "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Western District of Missouri or any other court having jurisdiction over the Cases from time to time.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowers" shall have the meaning set forth in the Introduction.

                  "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to
Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

                  "Borrowing Base" shall mean, at the time of any determination, an amount equal to the sum, without duplication, of (a) 85% of Adjusted Eligible Accounts Receivable plus (b) 40% of Eligible Inventory, plus (c) the Real Property Component, minus (d) the amount of the Environmental Reserve at such time, minus (e) the Carve-Out. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.8 of the Agreement. Subject to the limitations and requirements set forth in Section 9.10(a) of the Agreement, standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time by the Administrative Agent in its sole discretion, with any changes in such standards to be effective three (3) Business Days after delivery of notice thereof to the Borrowers.

                  "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit C-1 hereto (with respect to the certificate to be delivered by the Borrowers weekly) and Exhibit C-2 hereto (with respect to the certificate to be delivered by the Borrowers monthly)

(in each case with such changes therein as may be required by the Administrative Agent from time to time to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of each of the Borrowers, which shall include appropriate exhibits, schedules and supporting documentation, and additional reports as (i) outlined in Exhibits C-1 and C-2, (ii) as requested by the Administrative Agent, and (iii) as provided in Section 5.8.

                  "Budget" shall have the meaning set forth in Section 5.1(g).

                  "Budget Acceptance Date" shall have the meaning set forth in
Section 2.2(c).

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

                  "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash and not theretofore accrued subsequent to the date of this Agreement or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrowers and their Subsidiaries) by the Borrowers and their Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by any of the Borrowers or their Subsidiaries to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

                  "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "Carve-Out" shall have the meaning set forth in Section
2.23(a).

                  "Cases" has the meaning set forth in the Introduction.

                  "Change of Control" shall mean with respect to the Parent Borrower and any Subsidiary Borrower: (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of such Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of such Borrower, after the Filing Date, by Persons who were neither (a) nominated by the board of directors of such Borrower nor (b) appointed by the directors so nominated.

                  "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.1 have been satisfied or waived, which date shall occur as promptly as is practicable after the date of this Agreement, but in no event later than ten (10) days following the entry of the Interim Order.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean the Collateral described in the Security and Pledge Agreement.

                  "Collateral Agent" shall have the meaning set forth in the Introduction.

                  "Commitment" shall mean the commitment of each Lender hereunder to make Loans and to issue and/or participate in Letters of Credit in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to the terms of this Agreement.

                  "Commitment Fee" shall have the meaning set forth in Section 2.20.

                  "Commitment Letter" shall mean that certain Commitment Letter dated September 20, 2004 among the Administrative Agent, J.P. Morgan Securities, Inc. and the Borrowers.

                  "Commitment Fee Percentage" shall mean 0.50% per annum.

                  "Commitment Percentage" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment, as applicable, at such time.

                  "Consolidated EBITDA" shall mean, for any period, all as determined in accordance with GAAP and subject to such modifications as may be satisfactory to the Administrative Agent, the consolidated net income (or net loss) of the Borrowers for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges, (iv) net total Federal, state and local income tax expense, (v) gross interest expense for such period less gross interest income for such period, (vi) extraordinary losses,
(vii) any restructuring charge, (viii) non-cash expenses related to the ABA Pension Plan exceeding $320,000 per fiscal monthly period, and (ix) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses", inclusive of professional fees) as shown on the Borrowers' consolidated statement of income for such period, less (b) extraordinary gains.

                  "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of the Borrowers that is confirmed pursuant to an order of the Bankruptcy Court in the Cases.

                  "Default" shall have the meaning given such term in Section 2.23(a).

                  "Dilution Factors" shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Borrowers.

                  "Dilution Ratio" shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales for the twelve (12) most recently ended fiscal months.

                  "Dilution Reserve" shall mean, at any date, the applicable Dilution Ratio multiplied by the Eligible Accounts Receivable on such date, but only to the extent the Dilution Ratio exceeds 5%.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Domestic Subsidiary" shall mean any Subsidiary incorporated, organized or formed under the laws of any jurisdiction of the United States.

                  "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under
Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Borrowers and the Administrative Agent.

                  "Eligible Accounts Receivable" means, at the time of any determination thereof, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been invoiced to, and represents the bona fide amounts due to the Borrowers from, the purchaser of goods or services, in each case originated in the ordinary course of business of the Borrowers and
(ii) in each case is subject to the Borrowers' corporate accounts receivable credit and collection policies, procedures and practices and (iii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (s) below or otherwise deemed by the Administrative Agent in its sole discretion to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as Eligible Accounts Receivable, an Account shall indicate no person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrowers, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (ii) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement and
(iii) the aggregate amount of all cash
received in respect of such Account but not yet applied by the Borrowers to reduce the amount of such Account. Unless otherwise approved from time to time in writing by the Administrative Agent (subject to the limitations and requirements set forth in Section 9.10(a)), no Account shall be an Eligible Account Receivable if, without duplication:

                  (a) the relevant Borrower does not have sole lawful and absolute title to such Account; or

                  (b) the Account (i) is unpaid more than fifty-six (56) days from the original date of invoice or (ii) has been written off the books of the Borrowers or has been otherwise designated on such books as uncollectible; or

                  (c) more than 50% in face amount of all Accounts of the same Account Debtor are ineligible pursuant to clause (b) above; or

                  (d) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind or is of uncertain credit quality, as determined by the Administrative Agent in its exclusive discretion; or

                  (e) the Account is not payable in Dollars or the Account Debtor is either not organized under the laws of the United States of America, any State thereof, or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States, except to the extent the Account is supported by an irrevocable letter of credit satisfactory to the Administrative Agent (as to form, substance and issuer) and assigned to and directly drawable by the Administrative Agent; or

                  (f) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the relevant Borrower duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form, and substance satisfactory to the Administrative Agent; or

                  (g) the Account is supported by a security deposit (to the extent received from the applicable Account Debtor), progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor, in each case to the extent thereof; or

                  (h) (i) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties, subject to no other Liens other than Liens (if any) permitted by the Loan Documents or (ii) it does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents relating to Accounts; or

                  (i) such Account was invoiced (i) in advance of goods or services provided, or (ii) twice, or (iii) the associated income has not been earned; or

                  (j) such Account is a non-trade Account or relates to payment of interest or is classified as a note receivable by the Borrowers in accordance with the Borrowers' current and historical practices; or

                  (k) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval, extended terms or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

                  (l) the goods giving rise to such Account have not been shipped and title has not been transferred to the Account Debtor, or the Account represents a progress-billing or otherwise does not represent a completed sale; for purposes hereof "progress-billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon a Borrower's completion of any further performance under the contract or agreement; or

                  (m) the Account arises out of a sale made by a Borrower to an employee, officer, agent, director, stockholder, Subsidiary or Affiliate of a Borrower, or the Account Debtor is an Affiliate of a Borrower; or

                  (n) such Account was not paid in full, and the Borrower created a new receivable for the unpaid portion of the Account, without the agreement of the customer, and other Accounts constituting chargebacks, debit memos and other adjustments for unauthorized deductions; or

                  (o) the Account is created on cash on delivery terms; or

                  (p) the Account Debtor (i) is a creditor of a Borrower, (ii) has, may assert, has asserted or is reasonably expected to assert a right of set-off against a Borrower or (iii) has disputed or is reasonably expected to dispute its liability (whether by chargeback or otherwise) or made, may make or is reasonably expected to make any claim with respect to the Account or any other Account of a Borrower which has not been resolved, in each case, without duplication, to the extent of the amount owed by such Borrower to the Account Debtor, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be; or

                  (q) the Account does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board; or

                  (r) to all or any part of such Account, a check, promissory note, draft, trade acceptance or other Instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or

                  (s) the Account is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than the Borrowers has or has had or has purported to have or have had an ownership interest in such goods.

                  Notwithstanding the foregoing, all Accounts of any single Account Debtor and its Affiliates which, in the aggregate exceed (i) 30% in respect of Account Debtors whose securities are rated Investment Grade or (ii) 10% in respect of all other Account Debtors, of the total amount of all Eligible Accounts Receivable at the time of any determination shall be deemed not to be Eligible Accounts Receivable to the extent of such excess. In determining the aggregate amount of Accounts from the same Account Debtor that are unpaid more than fifty-six (56) days from the date of invoice pursuant to clause (b) above, there shall be excluded the amount of any net credit balances relating to Accounts with invoice dates more than fifty-six
(56) days prior to the date of determination. Furthermore, no Account shall be an Eligible Account Receivable if it is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than a Borrower has or has had or has purported to have or have had an ownership interest in such goods.

                  "Eligible Finished Goods" shall mean Finished Goods that are
(i) first quality, (ii) located at plants and distribution centers owned by a Borrower, (iii) scheduled for delivery in the ordinary course of business, and
(iv) otherwise constitute Eligible Inventory.

                  "Eligible Inventory" shall mean, on any date, the Inventory Value of the Borrowers on such date deemed by the Administrative Agent in its sole discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as "Eligible Inventory", no Person other than the Borrowers shall have any direct or indirect ownership interest or title to such Inventory. Unless otherwise from time to time approved in writing by the Administrative Agent (subject to the limitations and requirements set forth in Section 9.10(a)), no Inventory shall be deemed Eligible Inventory if (and without duplication):

                  (a) it is not owned solely by the Borrowers or the Borrowers do not have sole and good, valid and unencumbered title thereto; or

                  (b) it is not located in the United States; or

                  (c) it is not either (i) located on property owned by the Borrowers, (ii) located in a third party warehouse or in another location not owned by the Borrowers, and, at the sole discretion of the Borrowers, either (A) covered by Landlord Lien Waiver or bailee letter, as applicable, in each case in form and substance reasonably acceptable to the Administrative Agent, or (B) a Rent Reserve has been taken with respect to such Inventory or (iii) located at a closed facility owned or leased by the Borrowers; or

                  (d) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent, except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges, in each case, not yet paid, to the extent of such unpaid rent or charges; or

                  (e) it is goods returned or rejected due to quality issues by the Borrowers' customers or goods in transit to third parties (other than to warehouse sites described in clause (c) above); or

                  (f) it is seconds or thirds or stale or is obsolete or slow moving or unmerchantable, or overstock or excess or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                  (g) it is comprised of operating supplies, packaging, film, pallets, and/or other shipping materials or supplies, labels, repair or maintenance parts, fuel, tires, paint, cartons used in production or other containers, and any other such material not considered used for sale by the Administrative Agent from time to time, in the Administrative Agent's sole discretion; or

                  (h) the Borrowers classify such item as a sample item on their perpetual inventory records, or the Borrowers use such item for marketing or display; or

                  (i) it is a discontinued product or component thereof; or

                  (j) any portion of the Inventory Value thereof is attributable to intercompany profit among the Borrowers or their Affiliates; or

                  (k) any Inventory that is damaged or marked for return to vendor; or

                  (l) any Inventory that is Work-In-Process or Finished Goods other than Eligible Finished Goods; or

                  (m) it is consigned or at a customer location but still accounted for in the Borrowers' perpetual inventory balance; or

                  (n) it is classified as "bakery outlet," "dry products," "Mrs. Cubbison's" or "crouton" inventory.

                  "Eligible Real Property' means the real property listed on
Schedule 1.1 (or otherwise reasonably acceptable to the Administrative Agent and owned by any of the Borrowers: (i) that is acceptable in the sole discretion of the Administrative Agent for inclusion in the Real Property Component, (ii) in respect of which an appraisal report has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent; (iii) in respect of which the Administrative Agent is satisfied that all actions necessary or desirable in order to create valid first priority and subsisting Liens on such real property have been taken, including, without limitation, any action requested by the Administrative Agent under Section 2.23(b), (iv) in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent and which does not indicate any non-compliance with or liability under, or remediation action with respect to, any Environmental Law, and (v) if required by the Administrative Agent, which is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to the Administrative Agent, insuring that the Administrative Agent for the benefit of the Secured Parties, shall have valid first and subsisting Liens on such real property, evidence of which shall have been provided in form and substance satisfactory to the Administrative Agent.

                  "Environmental Laws" shall mean all laws, statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of "Hazardous Waste" or "Hazardous Substances" (as such terms are defined in any applicable Environmental Law), (ii) the generation, use, storage, transportation or disposal of Hazardous Waste or Hazardous Substance, or (iii) occupational safety and health, public health and safety, industrial hygiene or protection of wetlands, in any manner applicable to the Borrowers or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.,), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                  "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state Environmental Laws, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

                  "Environmental Reserve" means a reserve determined by the Administrative Agent in its sole discretion for costs associated with (a) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (b) exposure to any Hazardous Materials or (c) any Release.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which any of the Borrowers is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

                  "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

                  "Event of Default" shall have the meaning given such term in
Section 7.

                  "Facilities" shall mean any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrowers (but only as to portions of buildings actually leased or used) or any of their respective predecessors or any of their respective Affiliates that are directly or indirectly controlled by the Borrowers.

                  "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

                  "Filing Date" shall mean September 22, 2004.

                  "Final Order" shall have the meaning given such term in
Section 4.2(d).

                  "Financial Officer" shall mean the Chief Financial Officer, Controller or Treasurer of the Parent Borrower or a Subsidiary Borrower, as the case may be.

                  "Finished Goods" shall mean completed goods which require no additional processing or manufacturing to be sold to third party customers by the Borrowers in the ordinary course of business.

                  "Forecast" shall have the meaning given such term in Section 5.1(e).

                  "Fronting Bank" shall mean JPMCB or such other commercial bank as may agree with JPMCB to act in such capacity and shall be reasonably satisfactory to the Borrowers and the Administrative Agent.

                  "GAAP" shall mean accounting principles generally accepted in the United States and applied in accordance with Section 1.2.

                  "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

                  "Hazardous Substances" shall have the meaning given such term in the defined term "Environmental Laws".

                  "Hazardous Waste" shall have the meaning given such term in the defined term "Environmental Laws".

                  "Indebtedness" shall mean, at any time and with respect to any
Person: (i) all indebtedness of such Person for borrowed money; (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business); (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business); (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded; (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of: (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign currency exchange rates, (y) interest rate swap, cap or collar agreements and interest rate future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates, and (z) swap agreements, future or option contracts and other similar agreements designed to hedge against fluctuations in commodities prices; (vii) all indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the holder of such indebtedness against loss in respect of such indebtedness, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure a creditor against loss in respect of such indebtedness, and (viii) all indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

                  "Indemnified Party" shall have the meaning given such term in
Section 9.6.

                  "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of
Section 4001(a)(18) of ERISA.

                  "Intercompany Indebtedness" shall mean any claim of an Affiliate of a Borrower against any other Affiliate of a Borrower, any claim of a Borrower against any of its Affiliates, and any claim of any Affiliate of a Borrower against a Borrower.

                  "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last day of each consecutive thirty (30) day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

                  "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months thereafter, as the Borrowers may elect in the related notice delivered pursuant to Section 2.6(b) or 2.12; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

                  "Interim Commitment" shall have the meaning given such term in Section 2.2(a).

                  "Interim Order" shall have the meaning given such term in
Section 4.1(b).

                  "Interim Period" shall have the meaning given such term in
Section 2.2(a).

                  "Inventory" shall mean all Raw Materials, Work-in-Process, and Finished Goods held by the Borrowers in the normal course of business.

                  "Inventory Reserves" means the following, each as determined by the Administrative Agent from time to time:

                  (a) a reserve for shrink, or discrepancies that arise pertaining to inventory quantities on hand between the Borrowers' perpetual accounting system, and physical counts of the Inventory, but not less than 2% of the Eligible Inventory; or

                  (b) a reserve for slow move, obsolete or excess Inventory;
or

                  (c) a reserve for favorable standard cost variances; or

                  (d) a reserve for amounts owing to landlords or warehousemen for Inventory stored at leased facilities or public warehouses which are not the subject of an access agreement acceptable to the Administrative Agent, in the amount of (i) to the extent the Borrowers are able to determine the average rental expense for any such facility, the Rent Reserve, plus (ii) in all other events, the Inventory Value of the Inventory stored at such other leased facilities or public warehouses; or

                  (e) a reserve for Inventory located at contractors' or vendors' facilities in the amount of the Inventory Value of such Inventory; or

                  (f) any other reserve as deemed appropriate by the Administrative Agent in its exclusive discretion, from time to time; or

                  (g) a reserve for vendor rebates.

                  "Inventory Value" shall mean with respect to any Inventory of the Borrowers at the time of any determination thereof, the standard cost carried on the perpetual records of the Borrowers stated on a basis consistent with their current and historical accounting practices, in Dollars, determined in accordance with the standard cost method of accounting less, (i) any markup on Inventory from an Affiliate and (ii) in the event variances under the standard cost method (a) are capitalized, favorable variances shall be deducted from Eligible Inventory, and unfavorable variances shall not be added to Eligible Inventory, or (b) are expensed, a reserve shall be determined as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost.

                  "Investments" shall have the meaning given such term in
Section 6.10.

                  "Investment Grade" shall mean either (i) at least Baa3 by Moody's (or the then equivalent) or (ii) at least BBB- by S&P (or the then equivalent).

                  "JPMCB" shall have the meaning set forth in the Introduction.

                  "Landlord Lien Waiver" shall mean a written agreement in such form as is reasonably acceptable to the Administrative Agent, pursuant to which a Person shall waive or subordinate its rights and claims as landlord in any Inventory of the Borrowers for unpaid rents, grant access to the Administrative Agent for the repossession and sale of such inventory and make other agreements relative thereto.

                  "Lenders" shall have the meaning set forth in the Introduction.

                  "Lender Affiliate" shall mean, (i) with respect to any Lender, (a) an Affiliate of such Lender or (b) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (ii) with respect to any Lender that is a fund which invests in loans and similar extensions of credit, any other fund that invests in loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.3, which letter of credit shall be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrowers or for such other purposes as are acceptable to the Administrative Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be approved from time to time by the Administrative Agent and the applicable Fronting Bank.

                  "Letter of Credit Account" shall mean the account established by the Borrowers under the sole and exclusive control of the Administrative Agent maintained at the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017 designated as the "Interstate Bakeries Corporation Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.3(a) and 2.13.

                  "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore disbursed under Letters of Credit and not then reimbursed.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" and "Loans" shall have the respective meanings given such terms in Section 2.1.

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement and any other instrument or agreement executed and delivered in connection herewith.

                  "Material Adverse Effect" shall mean (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects (other than, with respect to prospects, as may normally result as a consequence of the commencement of the Cases) of the Borrowers, taken as a whole, (ii) the material impairment of the ability of the Borrowers to perform the Obligations and (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against the Parent Borrower or any Subsidiary Borrower of a Loan Document to which it is a party.

                  "Maturity Date" shall mean February 9, 2008.

                  "Minority Interests" shall mean any shares of stock of any class of a Subsidiary of the Borrowers (other than directors' qualifying shares if required by law) that are not owned by Borrowers or one of their Subsidiaries; Minority Interest shall be valued in accordance with GAAP.

                  "Minority Lenders" shall have the meaning given such term in
Section 9.10(b).

                  "Moody's" shall mean Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of a Borrower or an ERISA Affiliate and at least one Person other than such Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which a Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

                  "Net Proceeds" shall mean, in respect of any sale of assets, the proceeds of such sale after the payment of or reservation for expenses that are directly related to the sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Administrative Agent on behalf of the Lenders.

                  "Net Total Usage" shall have the meaning set forth in
Section 6.5.

                  "Obligations" shall mean (i) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (ii) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrowers to the Lenders, the Administrative Agent and the Collateral Agent under the Loan Documents.

                  "Orders" shall mean, collectively, the Interim Order, Amendment Order and the Final Order.

                  "Organizational Documents" shall mean (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership or formation, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended, and (v) with respect to any unlimited liability company, its certificate of formation, as amended, and its memorandum and articles of association, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state of similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

                  "Other Taxes" shall have the meaning given such term in
Section 2.18(b).

                  "Parent Borrower" shall have the meaning set forth in the Introduction.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

                  "Pension Plan" shall mean a defined benefit pension (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) which meets and is subject to the requirements of Section 401(a) of the Code.

                  "Permitted Investments" shall mean (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof, (ii) without limiting the provisions of paragraph (iv) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from S&P or of at least "P-2" or the equivalent thereof from Moody's, (iii) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (a) any domestic office of the Administrative Agent or the bank with whom the Borrowers maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Administrative Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (b) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than

$250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or at least "A2" or the equivalent thereof from Moody's, (iv) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (a) the holding company of the Administrative Agent or (b) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (1) a combined capital and surplus in excess of $250,000,000 and (2) commercial paper rated at least "A-2" or the equivalent thereof from S&P or of at least "P-2" or the equivalent thereof from Moody's, (v) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (i) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (iii) above, (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (v) above, (vii) to the extent owned by the Borrowers on the Filing Date, investments in the capital stock of any direct or indirect Subsidiary of the Borrowers as disclosed in Schedule 3.5, and (viii) to the extent owned by the Borrowers on the Filing Date, miscellaneous investments in the capital stock of any Person held by any individual bakery, in full or partial payment for certain services rendered or products supplied, in an aggregate amount not to exceed $1,000,000.

                  "Permitted Liens" shall mean (i) Liens in favor of the Administrative Agent on behalf of the Lenders; (ii) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens of landlords and Liens of statutory carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iv) Liens (other than any Lien imposed under ERISA) incurred or deposits made (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations incurred in the ordinary course of business; (v) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not materially interfere with the ordinary conduct of the business of any Borrower, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to any Borrower; (vi) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.3(iii) solely for the purpose of financing the acquisition of such property; (vii) Liens set forth on Schedule 3.6; (viii) Liens on the assets of Subsidiaries granted to secure Indebtedness permitted by Section 6.3(vii); (ix) Liens created in connection with extensions, renewals or replacements, including replacement Liens granted by the Bankruptcy Court, of any Lien referred to in clauses (i) through (vii) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; (x) pre-petition Liens granted pursuant to the Pre-Petition Credit Agreement or the Security Documents (as defined therein) by the Borrowers party to the Pre-Petition Credit Agreement for the benefit of the banks and other financial institutions from time to time party to the Pre-Petition Credit Agreement; and (xi) Liens junior to the senior liens contemplated hereby that are granted by any of the Orders pursuant to 11 U.S.C. ss.364(d)(1) as adequate protection to the Primed Parties, provided that the Orders provide that the holders of such junior liens shall not be permitted to take any action to enforce their rights with respect to such junior liens as long as any amounts are outstanding under this Agreement or the Lenders have any Commitment hereunder.

                  "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

                  "Pre-Petition Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of April 25, 2002, as amended, supplemented or otherwise modified prior to the Filing Date, among the Parent Borrower and certain of the Subsidiary Borrowers, as borrowers, the banks and other financial institutions from time to time parties thereto, JPMCB, as administrative agent, and others.

                  "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrowers, including, without limitation, reclamation claims and materialmen's liens.

                  "Prepayment Date" shall mean thirty-five (35) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty-five
(35) day period.

                  "Primed Liens" shall have the meaning set forth in Section
2.23.

                  "Primed Parties" shall mean the parties who hold Primed
Liens.

                  "Pure Food and Drug Laws" shall mean (i) the Federal Food, Drug and Cosmetic Act, as amended from time to time, and any successor statute and (ii) the pure food and drug laws of each of the states of the United States into which products manufactured, marketed or sold by the Borrowers are or have been shipped.

                  "Raw Materials" shall mean any items or materials used or consumed in the manufacture of goods to be sold by the Borrowers in the ordinary course of business.

                  "Real Property Component" shall mean a component of the Borrowing Base determined with reference to the Eligible Real Property and shall mean, at the time of any determination, an amount equal to the lesser of
(i) $80,000,000 (as adjusted from time to time pursuant to Section 5.8) or
(ii) 40% of the Borrowing Base inclusive of the Real Property Component.

                  "Register" shall have the meaning set forth in Section 9.3(e).

                  "Release" shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Rent Reserve" shall mean, with respect to any store, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located, a reserve equal to three (3) months' rent at such store, warehouse distribution center, regional distribution center or depot.

                  "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

                  "Replacement Lender" shall have the meaning given such term in Section 2.29.

                  "Required Lenders" shall mean, at any time, Lenders holding in excess of 50% of the Total Commitment.

                  "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

                  "Security and Pledge Agreement" shall have the meaning given such term in Section 4.1(c).

                  "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of a Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which a Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

                  "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is (i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary Borrower" and "Subsidiary Borrowers" shall have the respective meanings set forth in the Introduction.

                  "Super-majority Lenders" shall have the meaning given such term in Section 9.10(b).

                  "Superpriority Claim" shall mean a claim against any Borrower in any of the Cases which is a superpriority administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  "Suspension Period" shall have the meaning set forth in
Section 6.5.

                  "Taxes" shall have the meaning given such term in Section
2.18.

                  "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and
(iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

                  "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in
Section 4043(c)(9) of ERISA or 29 CFR ss.ss. 2615.21 or 2615.23, or (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by any Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

                  "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

                  "Total Usage" shall mean, at any time, the sum of the outstanding aggregate principal amount of the Loans plus the aggregate Letter of Credit Outstandings.

                  "Transferee" shall have the meaning given such term in
Section 2.18.

                  "Type" when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

                  "Unfunded Current Liability" shall mean, with respect to any Pension Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Pension Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by such Pension Plan's actuary in the most recent annual valuation of such Pension Plan.

                  "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (a) the aggregate outstanding principal amount of all Loans and (b) the aggregate Letter of Credit Outstandings.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  "Work-in-Process" shall mean Inventory which consists of work-in-process including, without limitation, materials other than Raw Materials, Finished Goods or saleable products, title to which and sole ownership of which is vested in a Borrower.

SECTION 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrowers' audited financial statements referred to in Section 3.4.

SECTION 1.3 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 2.        AMOUNT AND TERMS OF CREDIT.

         SECTION 2.1 Commitment of the Lenders.

                  (a) Each Lender severally and not jointly with the other Lenders agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrowers at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such Lender's Commitment Percentage of the then aggregate Letter of Credit Outstandings, the Commitment of such Lender, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement.

                  (b) Each Borrowing shall be made by the Lenders pro rata in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

         SECTION 2.2 Availability of Commitment; Borrowing Base.

                  (a) ubject to the terms, conditions and covenants hereof, during the period commencing on the Filing Date and ending on the date the Bankruptcy Court enters the Final Order (such period being referred to as the "Interim Period"), $50,000,000 of the Total Commitment (the "Interim Commitment") shall be available to the Borrowers without regard to the Borrowing Base, (but otherwise subject to the terms, conditions and covenants described in this Agreement).

                  (b) Upon the expiration of the Interim Period, the Borrowing Base shall become operative with respect to the availability of Loans and Letters of Credit under the Commitment, and $150,000,000 of the Total Commitment (the "Available Commitment") shall be available to the Borrowers (subject to compliance with the Borrowing Base and the terms, conditions and covenants described in this Agreement).

                  (c) On the first Business Day after (i) the expiration of the Interim Period and (ii) the Borrowers shall have delivered and both the Administrative Agent and Loughlin Meghji & Company or such other financial advisor as may be acceptable to the Administrative Agent shall have accepted the Budget in accordance with Section 5.1(g) hereof (such Business Day being referred to as the "Budget Acceptance Date"), the Total Commitment shall be available to the Borrowers (subject to compliance with the Borrowing Base and the terms, conditions and covenants in this Agreement).

                  (d) Notwithstanding any other provision of this Agreement to the contrary, Total Usage shall not at any time exceed (i) prior to the expiration of the Interim Period, the Interim Commitment, (ii) from and after the expiration of the Interim Period but prior to the Budget Acceptance Date, the lesser of (x) the Available Commitment and (y) the Borrowing Base, and (iii) from and after the Budget Acceptance Date, the lesser of (x) the Total Commitment (as such Total Commitment may be reduced from time to time pursuant to the terms of this Agreement) and (y) the Borrowing Base, and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

         SECTION 2.3 Letters of Credit.

                  (a) Upon the terms and subject to the conditions herein set forth, the Borrowers may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrowers one or more Letters of Credit in support of obligations of the Borrowers or one or more of the Subsidiaries, provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings would exceed $150,000,000, or (ii) the Total Usage would exceed (x) prior to the expiration of the Interim Period, the Interim Commitment, (y) from and after the expiration of the Interim Period but prior to the Budget Acceptance Date, the lesser of (aa) the Available Commitment and (bb) the Borrowing Base, and (z) from and after the Budget Acceptance Date, the lesser of (cc) the Total Commitment and (dd) the Borrowing Base.

                  (b) No Letter of Credit shall expire later than three hundred sixty-five (365) days after the Maturity Date, provided that if the Termination Date shall occur prior to the expiration of any Letter of Credit, the Borrowers shall, at or prior to the Termination Date, except as the Administrative Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "canceled" or (ii) if the Borrowers are unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Administrative Agent (in their exclusive discretion), issued by a bank satisfactory to such Fronting Bank and the Administrative Agent (in their exclusive discretion), in an amount equal to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Administrative Agent, the Fronting Bank and the Lenders of the Borrowers thereunder through the expiration date(s) of such Letters of Credit, and (B) 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the greater of
(A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Administrative Agent, the Fronting Bank and the Lenders of the Borrowers thereunder through the expiration date(s) of such Letters of Credit, and (B) 105% of the then undrawn stated amount of all Letter of Credit Outstandings as collateral security for the Borrowers' reimbursement obligations in connection therewith, such cash to be promptly remitted to the Borrowers upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

                  (c) The Borrowers shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in
Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

                  (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 1.75% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 3.75% (computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrowers shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing of Loans without the satisfaction of the conditions precedent set forth in Section 4.2 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Section 2.29.

                  (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender other than such Fronting Bank and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 9.3, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Lender.

                  (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Fronting Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 12:00 p.m. (New York City time) on any Business Day, such Lenders shall make available to the Fronting Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Lender to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to such Fronting Bank such other Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lenders pursuant to this paragraph, such Fronting Bank shall pay to each

Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Lender's Commitment Percentage thereof.

                  (g) Unless otherwise requested by the Administrative Agent, each Fronting Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Fronting Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof changed), it being understood that such Fronting Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of a Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Fronting Bank makes any payment under any Letter of Credit, the date of such payment and the amount of such payment, (iv) on any Business Day on which a Borrower fails to reimburse a payment under a Letter of Credit required to be reimbursed to such Fronting Bank on such day, the date of such failure, the applicable Borrower and the amount and currency of such Letter of Credit payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

         SECTION 2.4 Issuance. Whenever the Parent Borrower or a Subsidiary Borrower desire a Fronting Bank to issue a Letter of Credit, they shall give to such Fronting Bank and the Administrative Agent at least three (3) Business Days' prior written (including facsimile communication) notice (or such shorter period as may be agreed upon by the Administrative Agent, the Borrowers and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

         SECTION 2.5 Nature of Letter of Credit Obligations Absolute. The obligations of the Borrowers to reimburse the Lenders for drawings made under any Letter of Credit shall be joint and several, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

         SECTION 2.6 Making of Loans.

                  (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrowers may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to Sections 2.15 or 2.18. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than twelve (12) Borrowings of Eurodollar Loans may be outstanding at any time.

                  (b) The applicable Borrower shall give the Administrative Agent prior written, facsimile or telephonic (confirmed promptly in writing) notice of each Borrowing of Loans hereunder of at least three (3) Business Days for Eurodollar Loans and one (1) Business Day for ABR Loans (subject, in the case of ABR Loans, to the last sentence of this Section); such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 for Eurodollar Loans and $1,000,000 for ABR Loans, or any integral multiple of $1,000,000 in excess of such minimum amounts) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Administrative Agent not later than 12:00 p.m., New York City time, on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this
Section 2.06(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the Borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 p.m., New York City time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the Borrowers. With respect to ABR Loans in an aggregate amount of up to $3,000,000, the Lenders shall make such Borrowings available to the Administrative Agent no later than 12:00 p.m., New York City time, in immediately available funds, and the Administrative Agent shall disburse such Borrowings in accordance with the applicable Borrower's instructions consistent with this Agreement by 3:00 p.m., New York City time, on the same Business Day that such Borrower gives notice to the Administrative Agent of such Borrowing by 10:00 a.m., New York City time.

         SECTION 2.7 Repayment of Loans and Unreimbursed Draws; Evidence of
Debt.

                  (a) The Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and each unreimbursed draw under all Letters of Credit as set forth herein.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Parent Borrower and the Subsidiary Borrowers to such Lender resulting from each Loan made by such Lender or participation in each Letter of Credit in which such Lender is participating, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Parent Borrower or the Subsidiary Borrowers, as the case may be, to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.8 Interest on Loans.

                  (a) Subject to the provisions of Section 2.9, each ABR Loan shall bear interest (computed, for ABR Loans wherein the Alternate Base Rate is determined by reference to the Base CD Rate or the Federal Funds Effective Rate, on the basis of the actual number of days elapsed over a year of 360 days, and otherwise computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to the Alternate Base Rate plus 1.75%.

                  (b) Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 2.75%.

                  (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.9 Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.3(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to 2% above the then applicable rate.

         SECTION 2.10 Optional Termination or Reduction of Commitment. Upon at least three (3) Business Days' prior written notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction or termination, as applicable, of the Unused Total Commitment shall be in the principal amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof. Any reduction or termination, as applicable, pursuant to this Section shall be deemed to be a reduction or termination, as applicable, in the amount of such reduction or termination of the Total Commitment and shall be applied pro rata to reduce the applicable Commitment of each Lender. Simultaneously with each reduction or termination, as applicable, of the Unused Total Commitment, the Borrowers shall pay to the Administrative Agent for the account of each Lender the Commitment Fee accrued on the amount of the Commitment of such Lender so terminated or reduced through the date thereof.

         SECTION 2.11 Alternate Rate of Interest. In the event, and on each occasion, that on the day three (3) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrowers and the Lenders, and any request by the Borrowers for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.6 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

         SECTION 2.12 Refinancing of Loans. The Borrowers shall have the right, at any time, on three (3) Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4.2 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

                  (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

                  (c) the aggregate principal amount of Loans being refinanced shall be at least $5,000,000 or any integral multiple of $1,000,000 in excess thereof, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

                  (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                  (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

                  (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Parent Borrower or a Subsidiary Borrower, as applicable, shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Parent Borrower or a Subsidiary Borrower, as applicable, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

         SECTION 2.13 Mandatory Prepayment; Commitment Termination.

(a) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds (A) prior to the expiration of the Interim Period, the Interim Commitment, (B) from and after the expiration of the Interim Period and prior to the Budget Acceptance Date, the lesser of (x) the Available Commitment and (y) the Borrowing Base, or (C) from and after the Budget Acceptance Date, the lesser of (x) the Total Commitment and (y) the Borrowing Base, the Borrowers will within one (1) Business Day (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings, including unreimbursed draws, to be equal to or less than (A) prior to the expiration of the Interim Period, the Interim Commitment, (B) from and after the expiration of the Interim Period and prior to the Budget Acceptance Date, the lesser of (x) the Available Commitment and (y) the Borrowing Base, and (C) from and after the Budget Acceptance Date, the lesser of (x) the Total Commitment and (y) the Borrowing Base and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings exceeds (A) prior to the expiration of the Interim Period, the Available Commitment, (B) from and after the expiration of the Interim Period and prior to the Budget Acceptance Date, the lesser of (x) the Available Commitment and (y) the Borrowing Base, (C) from and after the Budget Acceptance Date, the lesser of (x) the Total Commitment and
(y) the Borrowing Base, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings (net of the amount of cash held in the Letter of Credit Account) so exceeds (A) prior to the expiration of the Interim Period, the Interim Commitment, (B) from and after the expiration of the Interim Period and prior to the Budget Acceptance Date, the lesser of (x) the Available Commitment and (y) the Borrowing Base, and (C) from and after the Budget Acceptance Date, the lesser of
(x) the Total Commitment and (y) the Borrowing Base.

                  (b) Upon the receipt of the Net Proceeds by any of the Borrowers or their Subsidiaries from any Asset Sales for which the consideration received by the Borrowers, taken together with any other Asset Sales, exceeds $5,000,000 in the aggregate from the date of this Agreement, the Borrowers shall, jointly and severally, apply such Net Proceeds as follows: first, to repay the then outstanding Loans; second, deposit an amount in the Letter of Credit Account up to 105% of the then Letter of Credit Outstandings; and thereafter, such Net Proceeds may be retained by the Borrowers and invested in Permitted Investments or used for expenditures in the ordinary course of business (subject to compliance with the terms and conditions of this Agreement). The Commitments shall be reduced on a pro rata basis by an amount equal to the sum of (i) the Net Proceeds of the subject Asset Sale required to be applied to repay the then outstanding Loans pursuant to preceding sentence, plus (ii) the Net Proceeds of the subject Asset Sale retained by the Borrowers pursuant to the last clause of the preceding sentence. Amounts on deposit in the Letter of Credit Account as of the date of this Agreement shall remain on deposit and shall be applied in accordance with the terms and conditions of this Agreement.

                  (c) If, on any date on which Loans are outstanding, Available Cash exceeds $60,000,000, the Borrowers will provide notice thereof to the Administrative Agent within one Business Day, and within one Business Day of the date of such notice repay Loans in an amount equal to such excess (or if less, in the amount of all outstanding Loans).

                  (d) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrowers shall pay the Loans in full and, if any Letter of Credit remains outstanding, comply with Section 2.3(b).

SECTION 2.14      Optional Prepayment of Loans; Reimbursement of Lenders.

                  (a) The Borrowers shall have the right at any time and from time to time to prepay any Loans without penalty (except for any breakage costs associated with Eurodollar Loans), in whole or in part, (x) with respect to Eurodollar Loans, upon at least three (3) Business

Days' prior written, facsimile or telephonic (confirmed promptly in writing) notice to the Administrative Agent and (y) with respect to ABR Loans, upon at least one (1) Business Day's prior written, facsimile or telephonic (confirmed promptly in writing) notice to the Administrative Agent; provided, however, that (i) each such partial prepayment shall be in integral multiples of $1,000,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and
(iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Parent Borrower or a Subsidiary Borrower, as the case may be, to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Parent Borrower or a Subsidiary Borrower, as the case may be, hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

                  (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrowers deliver a notice of Borrowing under Section 2.6 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of Borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                  (c) In the event the Parent Borrower or a Subsidiary Borrower, as the case may be, fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Parent Borrower or the applicable Subsidiary Borrower, as the case may be, on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Lender shall deliver to the Parent Borrower or the applicable Subsidiary Borrower, as the case may be, from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                  (d) Any partial prepayment of the Loans by the Parent Borrower or a Subsidiary Borrower, as the case may be, pursuant to Sections
2.13 or 2.14 shall be applied as specified by the Parent Borrower or the applicable Subsidiary Borrower, as the case may be, or, in the absence of such specification, as determined by the Administrative Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         SECTION 2.15 Reserve Requirements; Change in Circumstances.

                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR
Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrowers will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered to it within ten (10) days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrowers if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.16 Change in Legality.

                  (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or
(y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrowers, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.16, a notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrowers.

         SECTION 2.17 Pro Rata Treatment, etc. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.15 and 2.16) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrowers hereunder shall be (i) except as otherwise provided in Section 2.18, net of any tax applicable to the Borrowers and (ii) made in Dollars in immediately available funds, without defense, setoff or counterclaim and free of any restriction or condition, at the office of the Administrative Agent by 12:00 p.m., New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

         SECTION 2.18 Taxes.

                  (a) Except as otherwise provided in this Section 2.18, any and all payments by the Borrowers hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income, net profit or overall gross receipts of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Administrative Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Administrative Agent or any such Lender (or Transferee) is organized or in which the applicable lending office of any such Lender (or Transferee) or applicable office of the Administrative Agent, is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Administrative Agent or such Lender (or Transferee) would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder to a Lender (or Transferee) or the Administrative Agent in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) or the Administrative Agent becomes a Lender (or Transferee or Administrative Agent, as the case may be) but not excluding, with respect to such Lender (or Transferee) or the Administrative Agent, any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrowers after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers agree to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrowers will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within thirty (30) days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section, it shall promptly notify the Borrowers of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrowers, apply for such refund at the Borrowers' expense. If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section, it shall promptly notify the Borrowers of such refund and shall, within thirty (30) days after receipt of a request by the Borrowers (or promptly upon receipt, if the Borrowers have requested application for such refund pursuant hereto), repay such refund to the Borrowers (to the extent of amounts that have been paid by the Borrowers under this Section with respect to such refund plus interest that is received by the Lender (or Transferee) or the Administrative Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without additional interest thereon; provided that the Borrowers, upon the request of such Lender (or Transferee) or the Administrative Agent, agree to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Nothing contained in this sub-Section (c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrowers will furnish to the Administrative Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (f) Each Lender (and Transferee) and the Administrative Agent shall, if not a United States Person (as such term is defined in Section 7701(a)(30) of the Code), on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), deliver to the Borrowers and the Administrative Agent such certificates, documents and other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including two original copies of (A) Internal Revenue Service Form W-9 (unless such Lender (or Transferee) or the Administrative Agent is an "exempt recipient" as defined in Treasury Regulations Section 1.6049-4(c) for which no withholding is required) and two original copies of (B) Internal Revenue Service Forms 1001, 4224, W-8BEN or W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) or the Administrative Agent to establish that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) or the Administrative Agent of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) The Borrowers shall not be required to pay any additional amounts to any Lender (or Transferee) or the Administrative Agent in respect of United States Federal withholding tax pursuant to sub-Section(a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) or the Administrative Agent to comply with the provisions of sub- Section(f) above.

                  (h) Any Lender (or Transferee) or the Administrative Agent claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee) or the Administrative Agent, be otherwise materially disadvantageous to such Lender (or Transferee) or the Administrative Agent.

         SECTION 2.19 Certain Fees. The Borrowers shall pay to the Administrative Agent, for the respective accounts of the Administrative Agent and the Lenders, the fees set forth in that certain fee letter dated January [__], 2007 among the Administrative Agent, J.P. Morgan Securities Inc. and the Borrowers at the times set forth therein. The Administrative Agent shall be entitled, after consultation with the Borrowers, to change certain of the pricing and terms of this Agreement if syndication has not been completed and if the Administrative Agent determines that such changes are advisable to insure a successful syndication.

         SECTION 2.20 Commitment Fee. The Borrowers shall pay to the Lenders a commitment fee (the "Commitment Fee") for the period commencing on the date the Commitment Letter was executed to the Termination Date or the earlier date of termination of the Commitment calculated (on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to the Commitment Fee Percentage on the average daily Unused Total Commitment during the preceding quarter. The issuance of Letters of Credit shall be treated as usage of the Commitment. Such Commitment Fee, to the extent then accrued, shall be payable
(x) monthly, in arrears, three (3) Business Days after the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

         SECTION 2.21 Letter of Credit Fees. The Borrowers shall pay with respect to each Letter of Credit (i) to the Administrative Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to 2.75% per annum on the undrawn stated amount thereof, and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in
Section 2.3. In addition, the Borrowers agree to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at the rate set forth in the fee letter referenced in Section
2.19 above, or, if the Fronting Bank is a bank other than JPMCB, as separately agreed by the Borrowers and such Fronting Bank, and payable at times to be determined by such Fronting Bank, the Borrowers and the Administrative Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears three (3) Business Days after the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrowers and the Administrative Agent.

         SECTION 2.22 Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent and the Lenders, as provided herein and in the letter described in Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.23 Priority and Liens.

                  (a) Each of the Borrowers hereby covenants, represents and warrants that, upon entry of the Final Order, the Obligations of the Borrowers hereunder and under the Loan

Documents and in respect of Indebtedness permitted by Section 6.3(v): (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrowers and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein, provided that following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrowers that is subject to valid and perfected Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code; and in addition, (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code and other than as expressly set forth in the Final Order, be secured by a perfected first priority, senior priming Lien on all of the property of the Borrowers (including, without limitation, inventory, receivables, rights under license agreements, and property, plant and equipment) that is subject to the existing liens which secure (x) the obligations of the Parent Borrower and certain of the Subsidiary Borrowers under or in connection with the Pre-Petition Credit Agreement, and (y) other obligations or indebtedness of the Borrowers pursuant to other agreements in an aggregate amount in excess of $2,500,000 (collectively, the "Primed Liens"), which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior Liens to be granted to the Administrative Agent, which senior priming Liens in favor of the Administrative Agent shall also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens in respect of any of the Primed Liens but shall not prime Liens, if any, to the extent such Liens secure obligations (other than obligations under the Pre-Petition Credit Agreement) in an aggregate amount less than or equal to $2,500,000; subject in each case only to (x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both (a "Default"), the payment of allowed and unpaid professional fees and disbursements incurred by the Borrowers and any statutory committees appointed in the Cases in an aggregate amount not in excess of $3,000,000 (plus the amount set forth in the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent of then unpaid professional fees and expenses incurred prior to the occurrence of a Default or an Event of Default to the extent that such unpaid fees and expenses are subsequently allowed by the Bankruptcy Court), and (y) the payment of fees pursuant to 28 U.S.C. ss. 1930 and to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"), provided that no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the Indebtedness of the Borrowers owed with respect to the parties primed by the priming Liens or to the collateral securing such Indebtedness or any other action against such parties. Amounts in the Letter of Credit Account shall not be subject to the Carve-Out. By execution hereof, the Borrowers hereby consent to the priming Liens referenced in clause (iv) above. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. ss.ss. 328, 330 and 331, as the same may be due and payable, and any compensation and expenses previously paid, or accrued but unpaid, prior to the occurrence of such Default or Event of Default shall not reduce the Carve-Out.

                  (b) Subject to the priorities set forth in subsection (a) above and to the Carve-Out, as to all real property the title to which is held by a Borrower, or the possession of which is held by a Borrower pursuant to leasehold interest, the Parent Borrower and each of the Subsidiary Borrowers hereby assign and convey as security, grant a security interest in, hypothecate, mortgage, pledge and set over unto the Administrative Agent on behalf of the Lenders all of the right, title and interest of the Borrowers, in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrowers in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Parent Borrower and each of the Subsidiary Borrowers acknowledge that, pursuant to the Interim Order (or the Final Order, as applicable), the Liens in favor of the Administrative Agent on behalf of the Lenders in all of such real property and leasehold instruments of the Borrowers shall be perfected without the recordation of any instruments of mortgage or assignment. The Parent Borrower and each of the Subsidiary Borrowers further agree that, upon the request of the Administrative Agent, in the exercise of its business judgment, the Parent Borrower and each of the Subsidiary Borrowers shall enter into separate fee mortgages in recordable form with respect to such properties on terms satisfactory to the Administrative Agent.

                  (c) To the extent any Borrower makes aggregate payments to the Lenders in excess of the aggregate amount of all Loans received by such Borrower from the Lenders after the commencement of the Cases, then such Borrower, after the payment in full of all obligations of the Borrowers in respect of the Commitment and the termination of the Commitment, shall be entitled to a claim under Section 364(c)(1) of the Bankruptcy Code against each other Borrower, in such amount as may be determined by the Bankruptcy Court taking into account the relative benefits received by each such person, and such claims shall be deemed to be subordinate and junior in all respects to the superpriority claims of the Lenders and the superpriority claims granted as adequate protection to the Primed Parties.

         SECTION 2.24 Use of Cash Collateral. Notwithstanding anything to the contrary contained herein, neither the Parent Borrower nor any Subsidiary Borrower shall be permitted (i) to request a Borrowing under Section 2.6 or request the issuance of a Letter of Credit under Section 2.3 unless the Bankruptcy Court shall have entered the Interim Order, or (ii) to request a Borrowing under Section 2.6 unless the Borrowers shall at that time have the use of all cash collateral subject to the Orders for the purposes described in
Section 3.10.

         SECTION 2.25 Right of Set-Off. Subject to the provisions of Section 7.1, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Administrative Agent and each such Lender to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Administrative Agent agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or by the Administrative Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.26 Security Interest in Letter of Credit Account. Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrowers hereby assign and pledge to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grant to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrowers' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrowers, whether pursuant to
Section 363 of the Bankruptcy Code or otherwise.

         SECTION 2.27 Payment of Obligations. Subject to the provisions of
Section 7.1, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrowers, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court. The Parent Borrower and each of the Subsidiary Borrowers shall be jointly and severally liable for payment of any Obligations under this Agreement or any of the other Loan Documents.

         SECTION 2.28 No Discharge; Survival of Claims. Each of the Borrowers agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrowers, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Administrative Agent and the Lenders pursuant to the Order and described in Section 2.23 shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

         SECTION 2.29 Replacement of Certain Lenders. In the event a Lender ("Affected Lender") shall have: (i) failed to fund its Commitment Percentage of any Loan requested by the Borrowers or to fund its Commitment Percentage of any unreimbursed payment made by the Fronting Bank, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from the Borrowers under Section 2.15 with respect to increased costs or capital or under Section 2.18 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which, in any case, are not being incurred generally by the other Lenders, or (iii) delivered a notice pursuant to Section 2.16 claiming that such Lender is unable to extend Eurodollar Loans to the Borrowers for reasons not generally applicable to the other Lenders, then, in any case, the Borrowers or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrowers and a copy to the Borrowers in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignments and Acceptances five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 9.3 which the Borrowers or the Administrative Agent, as the case may be, shall have engaged for such purpose ("Replacement Lender"), all of such Affected Lender's rights and obligations under this

Agreement and the other Loan Documents (including, without limitation, its Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with Section 9.3. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrowers, to use its reasonable efforts to obtain the Commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such Assignments and Acceptances as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Section 2.15 with respect to such Affected Lender and compensation payable under Section 2.20 in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.29; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 9.5 and 9.6, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section
8.6 with respect to losses, obligations, liabilities, damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the date the Affected Lender is replaced.

SECTION 3.        REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Parent Borrower and each of the Subsidiary Borrowers, jointly and severally, represent and warrant as follows:

         SECTION 3.1 Organization and Authority. Each of the Borrowers (i) is duly organized, validly existing and in good standing under the law of its jurisdiction of organization; (ii) is duly qualified to do business and in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order or the Amendment Order, as applicable), has the requisite power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iv) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order or the Amendment Order, as applicable), has all requisite power and authority and the legal right to own and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.2 Due Execution. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order or the Amendment Order, as applicable), the execution, delivery and performance by each of the Borrowers of each of the Loan Documents to which it is a party, including, without limitation, the grant and pledge by each of the Borrowers of the security interests granted by the Security and Pledge Agreement, (i) are within the respective powers of each of the Borrowers have been duly authorized by all necessary action, including the consent of shareholders, partners or members, where required, and do not (A) contravene the Organizational Documents of any of the Borrowers, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any indenture, mortgage or deed of trust entered into after the Filing Date or any lease, agreement or other instrument entered into after the Filing Date binding on the Borrowers or any of their respective properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrowers other than Liens granted pursuant to this Agreement; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Interim Order (or the Final Order or the Amendment Order, as applicable). Except for the entry of the Interim Order (or the Final Order or the Amendment Order, as applicable) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the perfection of the security interests or the exercise by the Administrative Agent or the Lenders of their respective rights and remedies under the Loan Documents. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order or the Amendment Order, as applicable), this Agreement shall have been duly executed and delivered by each of the Borrowers. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order or the Amendment Order, as applicable), this Agreement, and each of the other Loan Documents to which the Borrowers are or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of each Borrower, enforceable against the Borrowers in accordance with its terms and the Orders.

         SECTION 3.3 Statements Made. The information that has been delivered in writing by any of the Borrowers to the Administrative Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrowers to be reasonable at the time such projections were furnished. All representations and warranties, as made or deemed made as of a particular time, shall survive execution of each of the Loan Documents and the making of each Loan or issuance of each Letter of Credit, and may be relied upon by the Administrative Agent and the Lenders as being true and correct as of the date when made or deemed made until all of the Borrowers' Obligations are fully and indefeasibly paid.

         SECTION 3.4 Financial Statements. The Borrowers have furnished the Lenders with copies of the audited consolidated financial statements and schedules of the Borrowers and their Subsidiaries for the fiscal year ended June 3, 2006. Such financial statements present fairly the financial condition and results of operations of the Borrowers and their Subsidiaries on a consolidated basis as of such date and for such period; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrowers and their Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP. No material adverse change in the operations, businesses, properties, assets, prospects or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, has occurred since June 3, 2006 other than those which customarily occur as a result of events and circumstances following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases and other than with respect to the ABA Pension Plan.

         SECTION 3.5 Ownership. Each of the Persons listed on Schedule 3.5 is a direct or indirect Subsidiary of the Borrowers and Schedule 3.5 correctly sets forth the ownership interest of each of the Borrowers in their respective Subsidiaries, in each case as of the Closing Date. None of the Borrowers owns any other Subsidiaries, whether directly or indirectly, other than as set forth on Schedule 3.5.

         SECTION 3.6 Liens. There are no Liens of any nature whatsoever on any assets of any of the Borrowers other than (i) Permitted Liens, and (ii) Liens in favor of the Administrative Agent and the Lenders. None of the Borrowers is a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of any Borrower or otherwise result in a violation of this Agreement other than the Liens granted to the Administrative Agent and the Lenders as provided for in this Agreement.

         SECTION 3.7 Compliance with Law.

                  (a) (i) The operations of the Borrowers and their Subsidiaries comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.); (ii) none of the operations of the Borrowers or their Subsidiaries is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrowers is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) the Borrowers and their Subsidiaries do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

                  (b) None of the Borrowers or their Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a Material Adverse Effect, other than with respect to the ABA Pension Plan.

         SECTION 3.8 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrowers, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrowers.

         SECTION 3.9 The Orders. On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded except as approved by the Administrative Agent, in its exclusive discretion. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order, the Final Order and the Amendment Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded except as approved by the Administrative Agent, in its exclusive discretion. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrowers hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 7.1, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

         SECTION 3.10 Use of Proceeds. The proceeds of the Loans shall be used in accordance with Section 2.2, for (i) working capital, Letters of Credit and Capital Expenditures; (ii) other general corporate purposes of the Borrowers;
(iii) payment of any related transaction costs, fees and expenses; and (iv) the costs of administration of the Cases. After delivery of the Budget, all such usage shall be substantially consistent with the Budget. The Letters of Credit shall be issued in support of obligations of the Borrowers that are acceptable to the Administrative Agent.

         SECTION 3.11 Litigation. There are no unstayed actions, suits or proceedings pending or, to the best knowledge of the Borrowers, threatened against or affecting the Parent Borrower or any Subsidiary Borrower or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are reasonably likely to have a Material Adverse Effect.

         SECTION 3.12 Intellectual Property. Set forth on Schedule 3.12 hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Borrower, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

         SECTION 3.13 Taxes. Except to the extent permitted by Section 5.4 hereof, each Borrower has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of such Borrower); no material tax Lien has been filed, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such Tax, fee or other charge.

         SECTION 3.14 Investment Company Act; Other Regulations. Neither the Parent Borrower nor any Subsidiary Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrowers are not subject to any organizational or governing document, or any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority that limits its ability to incur Indebtedness, other than the Orders.

         SECTION 3.15 ERISA Matters

                  (a) The Borrowers and each of their ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA with respect to each Plan, and have substantially performed all their obligations under each Plan, except to the extent that any non-compliance with ERISA or any such failure to perform (other than, in each case, solely with respect to the ABA Pension Plan) would not result in material liability of the Borrowers or any of their ERISA Affiliates.

                  (b) No Termination Event (excluding any such event attributable solely with respect to the ABA Pension Plan) has occurred which has resulted, or is reasonably likely to result, in any material liability to the PBGC or to any other Person.

                  (c) Except to the extent required under Section 4980B of the Code and/or Section 601 of ERISA, neither the Parent Borrower nor the Subsidiary Borrower maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Borrowers, except to the extent that the provision of such benefits would not have a Material Adverse Effect.

SECTION 4.        CONDITIONS OF LENDING

         SECTION 4.1 Conditions Precedent to Initial Loan and Initial Letter of Credit. The obligation of the Lenders to make the initial Loan or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

                  (a) Supporting Documents. The Administrative Agent shall have received for each of the Borrowers:

                  (i) a copy of each Organizational Document originally executed and delivered by each Borrower, and, to the extent applicable, certified as of a recent date by the applicable Governmental Authority, each dated the Closing Date or a recent date prior thereto;

                  (ii) signature and incumbency certificates of the officers of such Borrower executing the Loan Documents to which it is a party, dated as of the Closing Date;

                  (iii) duly adopted resolutions of the board of directors or similar governing body of each Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or assistant secretary as being in full force and effect without modification or amendment;

                  (iv) a good standing certificate from the applicable Governmental Authority of each Borrower's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and

                  (v) such other documents as the Administrative Agent may reasonably request.

                  (b) Interim Order. Not later than ten (10) days following the Filing Date, the Administrative Agent and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A or such other form as otherwise agreed by the Administrative Agent and the Debtors (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.23 which Interim Order (i) shall have been entered upon an application or motion of the Borrowers, in form and substance satisfactory to the Administrative Agent and on such prior notice to such parties as may be satisfactory to the Administrative Agent, (ii) shall authorize extensions of credit in amounts satisfactory to the Administrative Agent, (iii) shall approve the payment by the Borrowers of all of the Fees set forth in Sections 2.19, 2.20 and 2.21, (iv) shall be in full force and effect, (v) shall not have been stayed, reversed, modified or amended in any respect, and (vi) shall be entered with the consent or non-objection of a preponderance (as determined by the Administrative Agent) of the secured creditors of any of the Borrowers under the Pre-Petition Credit Agreement, and (vi) if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loan nor the issuance of such Letter of Credit nor the performance by any of the Borrowers of any of their obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (c) Loan Documents. The Agent shall have received this Agreement, duly executed and delivered by the Administrative Agent, the Parent Borrower, each Subsidiary Borrower and each Initial Lender and the Parent Borrower and each Subsidiary Borrower shall have duly executed and delivered to the Administrative Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge Agreement").

                  (d) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Administrative Agent in its exclusive discretion.

                  (e) Opinion of Counsel. The Administrative Agent and the Lenders shall have received the favorable written opinion of counsel to the Borrowers, acceptable to the Administrative Agent, substantially in the form of Exhibit D.

                  (f) Payment of Fees. The Borrowers shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.19.

                  (g) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrowers, the Administrative Agent and the Lenders contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent in its exclusive discretion, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Administrative Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                  (h) Information. The Administrative Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Administrative Agent.

                  (i) Compliance with Laws. The Borrowers shall have granted the Administrative Agent and Collateral Agent access to and the right to inspect all reports, audits and other internal information of the Borrowers relating to environmental matters and any third party verification of certain matters relating to compliance with Environmental Laws requested by the Administrative Agent.

                  (j) Closing Documents. The Administrative Agent shall have received all documents required by this Agreement satisfactory in form and substance to the Administrative Agent in its exclusive discretion.

                  (k) Lien Searches. The Administrative Agent shall have received lien searches conducted in the jurisdictions in which the Borrowers are organized or conduct business, satisfactory to the Administrative Agent (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrowers other than Permitted Liens.

                  (l) Field Examinations. The Lenders shall have received appraisals of all or such portions of the Borrowers' assets they may deem appropriate, which appraisals shall be satisfactory in form and substance to the Administrative Agent.

         SECTION 4.2 Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

                  (a) Notice. The Administrative Agent shall have received a notice with respect to each Borrowing or the issuance of each Letter of Credit, as the case may be, as required by Section 2.

                  (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) No Default. On the date of each Borrowing or the issuance of each Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing.

                  (d) Orders. Prior to the date of entry of the Amendment Order by the Bankruptcy Court, the Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the

Administrative Agent, provided that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Administrative Agent and each of the Lenders shall have received a certified copy of the order of the Bankruptcy Court approving continued lending (the "Final Order") in such form as may be agreed by the Administrative Agent and the Borrowers, which, in any event, shall have been entered by the Bankruptcy Court no later than thirty-five (35) days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent; and, if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by any of the Borrowers of any of their obligations under any of the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal. From and after the date of entry of the Amendment Order by the Bankruptcy Court, at the time of the extension of any Additional Credit, the Final Order and the Amendment Order shall be in full force and effect, and shall not have been stayed, reversed, modified, or amended in any respect without the prior written consent of the Administrative Agent (except to the extent the Amendment Order modifies the Final Order); and, if the Final Order or the Amendment Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by any of the Borrowers of any of their obligations under any of the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (e) Payment of Fees. The Borrowers shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

                  (f) Borrowing Base. If as a result of such extension of credit, usage of the Total Commitment would exceed $100,000,000, and in any event no later than the expiration of the Interim Period, the Borrowers, the Administrative Agent and the Super-majority Lenders shall have entered into an Amendment to this Agreement setting forth the Administrative Agent's determination of the components of the Borrowing Base, and such Amendment shall be effective.

                  (g) Borrowing Base Certificate. Commencing with the expiration of the Interim Period, the Administrative Agent shall have received a Borrowing Base Certificate in accordance with Section 5.8 dated no more than seven (7) days prior to each Borrowing or the issuance of each Letter of Credit, which Borrowing Base Certificate shall include supporting schedules as required by the Administrative Agent.

                  (h) Budget. If as a result of such extension of credit, usage of the Total Commitment would exceed $150,000,000, and in any event no later than May 28, 2005, the Borrowers shall have delivered, and the Administrative Agent and Loughlin Meghji & Company or such other financial advisor as may be acceptable to the Administrative Agent, shall have accepted, the Budget in accordance with Section 5.1(g).

                  (i) Usage. From and after the Borrowers' delivery and the Administrative Agent's acceptance of the Forecast and until such time as the Administrative Agent shall have accepted the Budget, the uses of such Borrowing or such Letter of Credit shall be substantially consistent with such Forecast. Thereafter, from and after Borrowers' delivery and the Administrative Agent's acceptance of the Budget, the uses of such Borrowing or such Letter of Credit shall be substantially consistent with the Budget, as updated from time to time.

                  (j) Other Conditions. Such other conditions as may be mutually agreed upon by the Administrative Agent and the Borrowers.

                  Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof that the conditions specified above have been satisfied or waived.

SECTION 5.        AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.3(b)), or any amount shall remain outstanding or unpaid under this Agreement, each of the Borrowers and their respective Subsidiaries agree that, unless the Required Lenders shall otherwise consent in writing:

         SECTION 5.1 Financial Statements, Reports, etc. The Borrowers and the Subsidiaries will deliver to the Administrative Agent and each of the Lenders:

                  (a) within ninety (90) days after the end of each fiscal year, consolidated balance sheets and related statements of income, stockholders' equity, and cash flows, showing the financial condition of the Borrowers and their Subsidiaries as of the close of such fiscal year and the results of their respective operations during such year, such consolidated statements to be certified by a Financial Officer of each of the Borrowers to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrowers on a consolidated basis in accordance with GAAP; provided, that the requirement to deliver the financial statements pursuant to this Section 5.1(a) shall be deemed to have been satisfied upon delivery of the Borrowers' annual report on Form 10-K for such fiscal year;

                  (b) within forty five (45) days after the end of the first three fiscal quarters of each fiscal year of the Borrowers, consolidated balance sheets and related statements of income, stockholders' equity and cash flows, showing the financial condition of the Borrowers and their Subsidiaries on a consolidated basis, in each case as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer of each of the Borrowers as fairly presenting the financial condition and results of operations of the Borrowers on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the omission of the required footnotes to the financial statements; provided, that the requirement to deliver the financial statements pursuant to this Section 5.1(b) shall be deemed to have been satisfied upon delivery of the Borrowers' quarterly report on Form 10-Q for such fiscal quarter;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above as applicable, (i) a certificate of a Financial Officer of each of the Borrowers (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Sections 6.3, 6.4, 6.5 and 6.10 and (ii) a certificate of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrowers and their Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

                  (d) commencing with monthly financial statements for the Borrowers' fiscal month ending September 18, 2004, which shall be delivered to the Administrative Agent and the Lenders as soon as possible, and in any event no later than November 22, 2004, and thereafter within forty-five (45) days after the end of each fiscal month, unaudited monthly consolidated balance sheets and related statements of income and cash flows of the Borrowers and their Subsidiaries (including the amount of Available Cash balances at the end of each such fiscal month), in form and substance satisfactory to the Administrative Agent and showing the results of the Borrowers operations during such fiscal month and the then elapsed portion of the fiscal year;

                  (e) as soon as possible, and in any event no later than October 22, 2004, a forecast of the sources and uses of cash by the Borrowers on a weekly basis for the succeeding thirteen (13) calendar weeks, in form and substance satisfactory to the Administrative Agent and Loughlin Meghji & Company or such other financial advisor as may be acceptable to the Administrative Agent (as updated from time to time pursuant to Section 5.1(f), the "Forecast");

                  (f) commencing on the date which is two (2) weeks after the Borrowers' delivery of the Forecast pursuant to Section 5.1(e), and every two
(2) weeks thereafter, an update of the Forecast for the then succeeding thirteen (13) calendar weeks, in form and substance satisfactory to the Administrative Agent and Loughlin Meghji & Company or such other financial advisor as may be acceptable to the Administrative Agent;

                  (g) as soon as possible, and in any event no later than May 28, 2005, a projected operating budget (which shall include income statements, balance sheets and cash flow statements) detailing, on a monthly and quarterly basis, the Borrowers' anticipated cash receipts and disbursements for the period ending on the Maturity Date, and setting forth the anticipated uses of the Commitment, in form and substance satisfactory to the Administrative Agent and Loughlin Meghji & Company, or such other financial advisor as may be acceptable to the Administrative Agent (as updated from time to time pursuant to Section 5.1(i), the "Budget");

                  (h) commencing as soon as possible, and in any event not later than May 28, 2005, within forty-five (45) days after the end of each fiscal month, a summary of the results of the Borrowers' business operations for the preceding month as compared to the corresponding period in the Budget, including a discussion of significant variances, which summary shall describe results on the basis of the Borrowers and their respective Subsidiaries on a consolidated basis;

                  (i) commencing with an update for the Borrowers' fiscal quarter ending August 20, 2005, which shall be delivered to the Administrative Agent and the Lenders no later than October 4, 2005, and thereafter within forty-five (45) days after the end of the second fiscal quarter of each fiscal year of the Borrowers, and within sixty (60) days from the end of the last fiscal quarter of each fiscal year of the Borrowers, an update of the Budget satisfactory in form and substance to the Administrative Agent and Loughlin Meghji & Company or such other financial advisor as may be acceptable to Administrative Agent, and be available to discuss such updated Budget with the Administrative Agent upon the Administrative Agent's reasonable request;

                  (j) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                  (k) as soon as available and in any event (A) within thirty
(30) days after any Borrower, any or any of their ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of any of the Borrowers or such ERISA Affiliate has occurred and (B) within ten
(10) days after any of the Borrowers or any of their ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto;

                  (l) promptly and in any event within ten (10) days after receipt thereof by any of the Borrowers or any of their ERISA Affiliates from the PBGC copies of each notice received by such Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of such Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (m) if requested by the Administrative Agent, promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of any of the Borrowers or any of their ERISA Affiliates;

                  (n) within ten (10) days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of any of the Borrowers or any of their ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of such Borrower setting forth (A) sufficient information necessary to determine the amount of the Lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrowers or any of their ERISA Affiliates proposed to take with respect thereto;

                  (o) promptly and in any event within ten (10) days after receipt thereof by any of the Borrowers or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by such Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrowers or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

                  (p) as soon as available, the Borrowers' consolidated balance sheets and related statements of income; stockholders' equity and cash flows, showing the financial condition of the Borrowers and their respective Subsidiaries on a consolidated basis as of the close of the fiscal year ending on May 29, 2004 and the fiscal quarter ending August 21, 2004 and each subsequent fiscal quarter and fiscal year of the Borrowers ending on or prior to the date of entry of the Amendment Order by the Bankruptcy Court, in each case, certified by a Financial Officer of each of the Borrowers as fairly presenting the financial condition and results of operations of the Borrowers and their respective Subsidiaries on a consolidated basis in accordance with GAAP, subject, in the case of the interim financial statements, to normal year-end audit adjustments; (q) promptly, from time to time, such other information (including, without limitation, projections) regarding the operations, business affairs and financial condition of any Borrower, or compliance with the terms of any material loan or financing agreements as the Administrative Agent, at the request of any Lender, may reasonably request;

                  (r) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any of the Borrowers with the Bankruptcy Court in the Cases, providing copies of same to counsel for the Administrative Agent; and

                  (s) as soon as possible, and in any event no later than July 1, 2007, a strategic business plan in form and substance reasonably satisfactory to the Administrative Agent and Chilmark Partners LLC or such other third party financial advisor acceptable to the Administrative Agent.

         SECTION 5.2 Existence. The Borrowers will preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its businesses except (i) (A) if in the reasonable business judgment of such Borrower it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and
(B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

         SECTION 5.3 Insurance. The Borrowers will: (a) keep their insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Borrower in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area, with financially sound and responsible insurance companies; and (b) maintain such other insurance or self insurance as may be required by law, with financially sound and responsible insurance companies.

         SECTION 5.4 Obligations and Taxes. Each Borrower will pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that no Borrower shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrowers shall have set aside on their books adequate reserves therefor).

         SECTION 5.5 Notice of Event of Default, etc. The Borrowers will promptly give to the Administrative Agent notice in writing of:

                  (a) any Default or Event of Default; and

                  (b) any litigation, proceedings or material investigations which may exist at any time between any Borrower and any Governmental Authority.

         SECTION 5.6 Access to Books and Records.

                  (a) The Borrowers and the Subsidiaries will maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrowers and their respective Subsidiaries; and provide the Administrative Agent and its representatives access to all such books and records during regular business hours, in order that the Administrative Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrowers to the Administrative Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement. The Borrowers will permit (and will cause their Subsidiaries to permit) any representatives designated by the Administrative Agent to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  (b) The Borrowers will permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrowers' computation of the Borrowing Base and the assets included in the Borrowing Base and such other assets and properties of the Borrowers or their Subsidiaries as the Administrative Agent or

Required Lenders may require, all at such reasonable times and as often as reasonably requested. The Borrowers shall pay the reasonable fees (including reasonable and customary internally allocated fees of employees of the Administrative Agent as to which invoices have been furnished) and expenses of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the IB ABL Portfolio Management Group of the Administrative Agent. To the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring, the Borrowers also agree to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base).

                  (c) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrowers will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Administrative Agent shall reasonably require based upon such modifications.

                  (d) The Borrowers will grant the Administrative Agent and the Collateral Agent access to and the right to inspect all reports, audits and other internal information of the Borrowers relating to environmental matters upon reasonable notice, and obtain any third party verification of matters relating to compliance with environmental laws and regulations requested by the Administrative Agent at any time and from time to time.

         SECTION 5.7 Maintenance of Concentration Account. Within thirty (30) days after the Closing Date, and at all times thereafter, the Borrowers will maintain with the Administrative Agent an account or accounts to be used by the Borrowers as their principal domestic concentration or sweep account(s) into which shall be deposited the available balances from the Borrowers' operating accounts at the end of each Business Day, net of disbursements paid in the ordinary course of business during such Business Day.

         SECTION 5.8 Borrowing Base Certificate. Commencing upon the end of the Interim Period, furnish to the Administrative Agent, no later than (i) seven (7) days after each of the weeks ended, a completed Borrowing Base Certificate as of the last day of the immediately preceding one week period,
(ii) twenty (20) days following the immediately preceding fiscal month ended, a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such fiscal month, and (iii) if requested by the Administrative Agent, at any other time when the Administrative Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than five (5) Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request. The Real Property Component of the Borrowing Base shall be updated (i) from time to time upon receipt of periodic valuation updates received from the Administrative Agent's asset valuation experts, (ii) concurrent with the sale of any assets constituting part of the Real Property Component, (iii) in the event such assets are idled for any reason other than routine maintenance or repairs for a period in excess of ten (10) consecutive days, (iv) the value of such assets is otherwise impaired, in the Administrative Agent's exclusive discretion, or
(v) following any of the events described in clauses (ii) or (iii) above, concurrent with any agreement by the Administrative Agent (in the Administrative Agent's discretion) to permit the Borrowers to add other property, plant or equipment to the Real Property Component following receipt of appraisals of such assets which are satisfactory to the Administrative Agent. The components of the Borrowing Base consisting of Inventory shall be updated monthly as of the close of business on the last day of each fiscal month of the Borrowers.

         SECTION 5.9 Compliance with Laws. Comply with requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Pure Food and Drug Laws), except to the extent that failure to comply herewith could not, in the aggregate, have a Material Adverse Effect (other than any non-compliance solely with respect to the ABA Pension Plan).

         SECTION 5.10 Environmental LawsSECTION 5.11.

                  (a) Exercise all due diligence in order to comply and cause
(i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

                  (b) (i) Promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or release of any Hazardous Waste or Hazardous Substance on or under any Facility required to comply with all applicable Environmental Laws and Governmental Authorizations unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect and (ii) in the event the Borrowers take any remedial action with respect to any Hazardous Waste or Hazardous Substance on or under any Facility, conduct and complete such remedial action in material compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of any applicable Governmental Authorities except when, and only to the extent that, the Borrowers' liability for such presence, storage, use, disposal, transportation or release of any such Hazardous Waste or Hazardous Substance is being contested in good faith by the Borrowers.

         SECTION 5.11 CEO. Continue to retain a chief executive officer of the Parent Borrower who shall be reasonably satisfactory to the Administrative Agent.

SECTION 6.        NEGATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.3(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing:

         SECTION 6.1 Liens. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), incur, create, assume or suffer to exist any Lien or encumbrance on any asset of the Borrowers now owned or hereafter acquired by any Borrower other than Permitted Liens.

         SECTION 6.2 Merger, etc. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), consolidate or merge with or into another Person.

         SECTION 6.3 Indebtedness. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement; (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases) of the Borrowers, including the Indebtedness listed on Schedule 6.3; (iii) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens (exclusive of Capitalized Leases) in an aggregate amount not in excess of $1,000,000 to the extent permitted by
Section 6.4; (iv) Indebtedness allowed under Sections 6.6 and 6.10 (without duplication); (v) Indebtedness owed to (x) JPMCB or any of its banking affiliates or (y) during the period commencing on the date hereof and ending on the earlier of (A) the Prepayment Date or (B) the date on which the Final Order is entered, and thereafter with respect to Indebtedness owed to Bank of America, N.A., as long as Bank of America, N.A. is a Lender, and with respect to Indebtedness owed to United Missouri Bank, as long as United Missouri Bank is a Lender, or any of their respective banking Affiliates, in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (vi) other secured or unsecured Indebtedness incurred subsequent to the Filing Date in an aggregate amount not to exceed $1,000,000; and (vii) obligations allowed under Section 6.15 of this Agreement.

         SECTION 6.4 Capital Expenditures. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), and will cause each of their respective Subsidiaries not to, make Capital Expenditures during the fiscal quarters of the Borrowers set forth below, in an aggregate amount in excess of the amount specified opposite such fiscal quarters; provided that if the amount of Capital Expenditures that are made during any such fiscal quarter is less than the amount thereof that is permitted to be made during such fiscal quarter, the unused portion thereof may be carried forward to and made during the subsequent fiscal quarters:


                                                 Maximum Capital Expenditures
              Fiscal Quarter Ending                     (millions)
              ---------------------                     ----------
                 August 26, 2006                          $16.00
                November 18, 2006                         $15.50
                 March 10, 2007                           $11.50
                  June 2, 2007                            $ 8.50
                 August 25, 2007                          $13.50
                November 17, 2007                         $16.00
                February 9, 2008                          $16.50


         SECTION 6.5 EBITDA. As of the end of each fiscal period of the Borrowers, commencing with the fiscal monthly period ending December 16, 2006, the Borrowers will not permit cumulative Consolidated EBITDA for the period commencing on June 4, 2006 (being the first day of the 2007 fiscal year of the Borrowers) and ending in each case on the last day of the fiscal period listed below to be less than the respective amounts specified opposite such fiscal period:

                                               Cumulative Consolidated EBITDA
    Fiscal Period Ending                           (millions)
    --------------------                           ----------
      December 16, 2006                                6.5
      January 13, 2007                                -7.0
      February 10, 2007                              -10.0
       March 10, 2007                                -14.0
        April 7, 2007                                -12.0
         May 5, 2007                                  -7.0
        June 2, 2007                                   1.5
        June 30, 2007                                 13.5
        July 28, 2007                                 18.0
       August 25, 2007                                29.0
     September 22, 2007                               37.5
      October 20, 2007                                43.0
      November 17, 2007                               45.0
      December 15, 2007                               43.0
      January 12, 2008                                34.0
      February 9, 2008                                38.0


         SECTION 6.6 Guarantees and Other Liabilities. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, for the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations (or otherwise becoming liable for any of the obligations) of any of the Borrowers in the ordinary course of business and consistent with the past business practices with trade vendors if such Indebtedness or the obligations are permitted by this Agreement, and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         SECTION 6.7 Chapter 11 Claims. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against the Borrowers hereunder, except for the Carve-Out.

         SECTION 6.8 Dividends; Capital Stock. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), except for distributions or payments from one Borrower to another Borrower, or from any Subsidiaries to any Borrower, declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or


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


otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes on anything other than an arm's-length basis.

         SECTION 6.9 Transactions with Affiliates. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), sell or transfer any property or assets to, or otherwise engage in or permit to exist any other material transactions with, any of its non-Borrower Affiliates other than (i) in the ordinary course of the Borrowers' businesses in good faith and at commercially reasonable prices and on commercially reasonable terms and conditions not less favorable to the Borrowers than could be obtained on an arm's-length basis from a non-Affiliate, and (ii) transactions described on
Schedule 6.9.

         SECTION 6.10 Investments, Loans and Advances. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for (i) Permitted Investments; (ii) Intercompany Indebtedness owing from a Borrower to another Borrower incurred in the ordinary course of business consistent with past practice; (iii) existing Intercompany Indebtedness listed on Schedule 6.10 and (iv) Investments listed on Schedule 6.10.

         SECTION 6.11 Disposition of Assets. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary of the Borrowers) except for (i) sales of Inventory, fixtures and equipment in the ordinary course of business, and (ii) sales of surplus assets of the Borrowers no longer used in the Borrowers' business operations.

         SECTION 6.12 Nature of Business. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code).

         SECTION 6.13 Transactions among Borrowers. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), except to the extent existing on the date the Cases were filed and disclosed on Schedule 6.13, permit, place or agree to permit or place any restrictions on the payment of dividends or other distributions among the Borrowers or their Subsidiaries or Affiliates or the making of advances or any other cash payments among the Borrowers or their Subsidiaries or Affiliates.

         SECTION 6.14 Right of Subrogation among Borrowers. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), assert any right of subrogation against any other Borrower until all Borrowings and all Letters of Credit are paid in full and the Total Commitment is terminated.

         SECTION 6.15 Derivative Agreements. Other than exchange-traded futures and option contracts designed to hedge against fluctuations in prices for wheat, corn, oil, fuel and other commodities used in the Borrowers' business, in each case entered into in the ordinary course of the Borrowers' business, consistent with past practices and not for speculative purposes, and for which aggregate expenditures (including, but not limited to, expenditures for brokerage commissions, exchange or clearing fees, open trade equity, futures margins and options premiums) by the Borrowers during any fiscal year shall not exceed $10,000,000, each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), enter into any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

         SECTION 6.16 Reorganization Plan. The Borrowers will not (and will not apply to the Bankruptcy Court for authority to), file any Reorganization Plan that does not provide for the repayment in full in cash on the effective date thereof of all outstanding Obligations.

         SECTION 6.17 Cash Restructuring Charges. Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), and will cause each of their respective Subsidiaries not to, incur cash restructuring charges for the fiscal period beginning December 17, 2006 and ending February 9, 2008 in an amount in excess of $10,000,000 (calculated as the amount expensed or accrued by the Borrowers or any of their Subsidiaries during such period on account of restructuring charges that will ultimately be settled via payment in cash or cash equivalents by the Borrowers or any of their Subsidiaries.

SECTION 7.        EVENTS OF DEFAULT

         SECTION 7.1 Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace (if any) set forth below (each, an "Event of Default"):

                  (a) any representation or warranty made by any Borrower in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by any Borrower to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

                  (b) default shall be made in the payment of any fees or interest on the Loans, principal of the Loans or other amounts payable by the Borrowers hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (c) default shall be made by any Borrower in the due observance or performance of any covenants, conditions or agreements contained in Section 6 hereof; or

                  (d) default shall be made by any Borrower in the due observance or performance of any covenant, condition or agreement (other than the covenants, conditions or agreements contained in Section 6 hereof) to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

                  (e) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or any Borrower shall file a motion or other pleading seeking the dismissal of any of the Cases under
Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within thirty-five (35) days after the entry thereof; an application shall be filed by any Borrower for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against any Borrower hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or the Bankruptcy Court shall enter an order terminating the use of cash collateral for the purposes described in Section 3.10; or

                  (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Borrowers which have a value in excess of $1,000,000 in the aggregate; or

                  (g) a Change of Control shall occur; or

                  (h) from and after the expiration of the Interim Period, the Borrowers shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

                  (i) any provision of any Loan Document shall, for any reason, cease to be valid and binding on any of the Borrowers, or any of the Borrowers shall so assert in any pleading filed in any court; or

                  (j) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of ten (10) days, vacating or otherwise modifying either of the Orders; or

                  (k) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $1,000,000 shall be rendered against any of the Borrowers and the enforcement thereof shall not have been stayed (by court-ordered stay or by consent of the party litigants), it being understood that Federal Rule of Civil Procedure 62(a) provides for a ten-day stay of enforcement of money judgments; or

                  (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against any Borrower which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrowers taken as a whole on a consolidated basis, (ii) have a material adverse effect on the


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


ability of any of the Borrowers to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (m) the Borrowers shall make any Pre-Petition Payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or payables other than Pre-Petition Payments authorized by the Bankruptcy Court in respect of:
(i) accrued payroll and related employee benefit expenses as of the Filing Date, (ii) reclamation claims in such amounts as determined by the Borrowers and agreed to by the Administrative Agent; (iii) materialmen's liens and certain other pre-petition claims permitted by the Administrative Agent and authorized by the Bankruptcy Court in an aggregate amount not to exceed $500,000, (iv) the payment of current interest and letter of credit fees (and the payment of all interest and fees that are accrued and unpaid as of the Filing Date) at the applicable non-default rates provided for pursuant to the Pre-Petition Credit Agreement, all as described in the Borrowers' Motion for Interim and Final Orders (I) Authorizing Debtors to (A) Obtain Postpetition Financing pursuant to 11 U.S.C. ss.ss. 105, 361, 362, 363, 364(C)(1),
364(C)(2), 364(C)(3) and 364(d)(1), and (B) Utilize Cash Collateral pursuant to 11 U.S.C. ss. 363, (II) Granting Adequate Protection to Prepetition Secured Parties pursuant to 11 U.S.C. ss.ss. 361, 362 and 363 and (III) Scheduling Final Hearing pursuant to Fed. R. Bankr. P. 4001(c), and as authorized by the Orders, (v) payments in respect of prepetition claims of taxing authorities in an aggregate amount not to exceed $3,000,000 as described in the Borrowers' Motion for Order under 11 U.S.C. ss.ss. 363, 507 and 541 Confirming Authority to Pay Prepetition Sales and Use Taxes, (vi) payments in respect of certain prepetition real property tax claims and other secured claims that are accruing collectible postpetition interest in an aggregate amount not to exceed $12,000,000 as described in Borrowers' Motion for an Order Granting Authority to Compromise and Pay Certain Tax and Other Claims that are Accruing Collectible Postpetition Interest and/or Penalties, and as authorized by the Order Granting Authority to Compromise and Pay Certain Tax and Other Claims that are Accruing Collectible Postpetition Interest and/or Penalties entered by the Bankruptcy Court on October 4, 2005, (vii) payments in an amount not to exceed $2,000,000 which are authorized to be made by that certain Order Pursuant to 11 U.S.C. ss.ss. 362 and 363 and Fed. R. Bankr. P. 9019 (A) Granting Relief From Automatic Stay, (B) Approving the Debtor's Settlement Agreement with Mitchell Fishlowitz, on behalf of Himself Individually, and as Representative of a Class of Individuals Similarly Situated, and (C) Conditionally Allowing Claims Pursuant to the Settlement Agreement, and (viii) payments in an amount not to exceed $1,500,000 to the Central States Southwest Areas Health and Welfare Fund and Southeast and Southwest Areas Pension Fund pursuant to any settlement of any pre-petition claims of such funds as approved by the Bankruptcy Court; or

                  (n) any Termination Event (other than as a result of or solely with respect to the ABA Pension Plan, to the extent the Insufficiency of the ABA Pension Plan does not exceed $70,000,000) described in clauses
(iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than ten (10) days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of


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


any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $1,000,000; or

                  (o) (i) any Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) such Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $1,000,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by such Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

                  (p) any Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of such Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

                  (q) any Borrower or any ERISA Affiliate thereof shall have committed a failure described in Section 302(f)(1) of ERISA (other than (i) the failure to make any contribution accrued and unpaid as of the Filing Date and (ii) solely as a result of or with respect to the ABA Pension Plan to the extent that any special assessments for such accrued and unpaid contributions do not exceed $38,000,000) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000; or

                  (r) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that any Borrower is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable Environmental Laws the payment of which will have a Material Adverse Effect and the enforcement thereof shall not have been stayed; or

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Administrative Agent may, and at the request of the Required Lenders, shall, take one or more of the following actions without further order of or application to the Court, provided that with respect to item (iv) below and the enforcement of liens or other remedies with respect to collateral referred to in item (v) below, the Administrative Agent shall provide the Borrowers (with a copy to counsel for the Official Creditors' Committee appointed in any of the Cases and to the United States Trustee for the Bankruptcy Court's District) with five (5) business days' prior written notice (the "Default Notice"): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrowers upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings (and to the extent the Borrowers shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Borrowers maintained with the Administrative Agent in such amount five (5) Business Days after the giving of the notice referred to above (the "Default Notice Period")); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Administrative Agent or any other Lender or their affiliates and apply such amounts to the obligations of the Borrowers hereunder and in the other
Loan Documents; and/or (v) exercise any and all remedies (including, without limitation, with respect to the Liens in favor of the Administrative Agent and the Lenders) under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders.

SECTION 8.        THE ADMINISTRATIVE AGENT

         SECTION 8.1 Administration by Administrative Agent. The general administration of the Loan Documents shall be performed by the Administrative Agent. Each Lender hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         SECTION 8.2 Advances and Payments.

                  (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

                  (b) Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 8.6, 9.5 and 9.6), the application of which is not otherwise provided for in this Agreement, shall be applied, first, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the

Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.

         SECTION 8.3 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). Each of the Borrowers expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.4 Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.10.

         SECTION 8.5 Liability of Administrative Agent.

                  (a) The Administrative Agent, when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Administrative Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Administrative Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

                  (b) Neither the Administrative Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender or by the Borrowers of any of their obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

                  (c) The Administrative Agent, in its capacity as Administrative Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.6 Reimbursement and Indemnification. Each Lender agrees (i) to reimburse (x) the Administrative Agent for such Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers and (y) the Administrative Agent for such Lender's Commitment Percentage of any expenses of the Administrative Agent incurred for the benefit of the Lenders that the Borrowers have agreed to reimburse pursuant to
Section 9.5 and has failed to so reimburse and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrowers (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.7 Rights of Administrative Agent. It is understood and agreed that JPMCB shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Borrower, as though it were not the Administrative Agent of the Lenders under this Agreement.

         SECTION 8.8 Independent Lenders. Each Lender acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis


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


of the transactions contemplated hereby and of the creditworthiness of the Borrowers and agrees that the Administrative Agent shall bear no responsibility therefor.

         SECTION 8.9 Notice of Transfer. The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the Administrative Agent.

         SECTION 8.10 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall be reasonably satisfactory to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 9.        MISCELLANEOUS

         SECTION 9.1 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Borrowers, at Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111, Attention of Chief Financial Officer (Telecopy No. 816-502-4232) and General Counsel (Telecopy No. 816-502-4138);

                  (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 8th Floor, Houston, Texas 77002, Attention of Shaji Easo (Telecopy No. 713-750-2599) and Rose Comely (Telecopy No. 713-750-2736), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, Attention of Stephanie Parker (Telecopy No. 212-270-0467);


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


                  (iii) if to JPMCB, as Fronting Bank, to it at JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 8th Floor, Houston, Texas 77002, Attention of Shaji Easo (Telecopy No. 713-750-2599) and Rose Comely (Telecopy No. 713-750-2736), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, Attention of Stephanie Parker (Telecopy No. 212-270-0467); and

                  (iv) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.2 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by any Borrower herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrowers hereunder with respect to the Borrowers.

         SECTION 9.3 Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns. The Borrowers may neither assign nor transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrowers' liability, if any, under Sections 2.15 and
2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender


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shall retain the sole right and responsibility to enforce the obligations of each of the Borrowers relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrowers' obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrowers.

                  (b) Subject to the conditions set forth below, each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its separate Commitments and the same portion of the related Loans at the time owing to it), with the prior written consent (such consent not to be unreasonably withheld) of: (A) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of the Loans to a Lender, an Affiliate of a Lender or an Approved Fund; and (B) each Fronting Bank.

                  (c) Assignments shall be subject to the following additional conditions:

                  (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 or the remaining portion of such Lender's Commitment and/or Loans, if less, unless the Administrative Agent otherwise consents; and

                  (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrowers shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten (10) Business Days after the execution thereof (unless otherwise agreed to in writing by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).


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


                  (d) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents;
(ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (e) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the fee payable in respect thereto, the Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Administrative Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt written notice thereof to the Borrowers (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers


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furnished to such Lender by or on behalf of any of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 9.4.

                  (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.4 Confidentiality. Each Lender agrees to keep any information delivered or made available by any of the Borrowers to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lenders hereunder,
(ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement,
(v) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in
Section 9.3(g). Each Lender shall notify the Borrowers of any required disclosure under clause (ii) of this Section; provided, however, that the failure of any such Lender to provide such notification shall not limit, alter or otherwise affect any of the Borrowers' obligations under this Agreement.

         SECTION 9.5 Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrowers agree to pay all reasonable expenses incurred by the Administrative Agent and J.P. Morgan Securities Inc. (including, without limitation, the reasonable fees and disbursements of Bryan Cave LLP, counsel for the Administrative Agent, any other counsel that the Administrative Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Administrative Agent and J.P. Morgan Securities Inc. and their counsel) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the costs, fees and expenses of the Administrative Agent and J.P. Morgan Securities Inc. in connection with the initial and periodic collateral reviews and appraisals, field audits, monitoring of assets (including collateral monitoring fees of or incurred by the Administrative Agent) and publicity expenses, and, following the occurrence of an Event of Default, all expenses incurred by the Lenders and the Administrative Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Administrative Agent in connection with this Agreement or the other Loan Documents, including but not limited to the fees and disbursements of any counsel for the


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Lenders or the Administrative Agent. Such payments by the Borrowers shall be made upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrowers agree to reimburse the Administrative Agent and J.P. Morgan Securities Inc. for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 9.6 Indemnity. Each of the Borrowers agree to indemnify and hold harmless the Administrative Agent, J.P. Morgan Securities Inc. and the Lenders and their directors, officers, employees, trustees, advisors, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 9.7 Choice of Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

         SECTION 9.8 No Waiver. No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 9.9 Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 9.10 Amendments, etc.

                  (a) No modification, amendment or waiver of any provision of this Agreement or the Security and Pledge Agreement, and no consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Lender affected thereby (x) increase the Commitment of a Lender (it being understood that a waiver of an Event of


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Default shall not constitute an increase in the Commitment of a Lender), or
(y) reduce the principal amount of any Loan (or any unreimbursed Letter of Credit) or the rate of interest payable thereon, or extend any date for the payment of interest, principal or fees hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrowers' obligations hereunder; and, provided, further, that no such modification or amendment shall without the written consent of (A) all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (ii) amend this Section 9.10 or the definition of Required Lenders, (iii) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.23 or (B) the Super-Majority Lenders (i) release any material portion of the Collateral from the Liens created under the Security and Pledge Agreement (other than with respect to asset sales permitted under Section 6.11), (ii) release any Borrower from its joint and several obligations under Section 2.7, (iii) alter the eligibility standards used in determining the Borrowing Base in a manner which would increase the amount of the Borrowing Base, or (iv) increase the advance rates in calculation of the Borrowing Base. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent or any Fronting Bank hereunder or any Lender in the capacity referred to in Section 6.3(v) without its prior written consent. No notice to or demand on any Borrower shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 9.3(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against any Borrower unless in writing and signed by such Borrower.

(b) Notwithstanding anything to the contrary contained in Section 9.10(a), in the event that any Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders (or the consent described in clause (B) of the first sentence in Section 9.10(a)) and such modification or amendment is agreed to by the Super-majority Lenders (as hereinafter defined), then with the consent of the Borrowers and the Super-majority Lenders, the Borrowers and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by such Borrower (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Lenders" shall mean, at any time, Lenders including JPMCB holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders having Commitments representing at least 66-2/3% of the Total Commitment.


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         SECTION 9.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9.12 Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 9.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 9.14 Prior Agreements; Inconsistencies. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any Borrower and any Lender or the Administrative Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrowers' agreement to actively assist the Administrative Agent in the syndication of the transactions contemplated hereby referred to in Section 9.3(g) and including also the provisions of Section 2.19). In the event of any conflicts between the express provisions of this Agreement and the Orders, the provisions of the Orders shall control to the extent of any such inconsistency. In the event of any conflicts between the express provisions of this Agreement and the Security Agreement, the provisions of this Agreement shall control to the extent of any such inconsistency.

         SECTION 9.15 Further Assurances. Whenever and so often as reasonably requested by the Administrative Agent, the Borrowers will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Administrative Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 9.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 9.17 Subordination of Intercompany Indebtedness. Each of the Borrowers agree that any and all Intercompany Indebtedness owed to any Borrower shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of any Borrower to ask, demand, sue for, take or receive any payment in respect of any Intercompany Indebtedness owed to any Borrower , any and all rights, liens and security interests of any Borrower, whether now or hereafter arising and


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


howsoever existing, in any assets of any other Subsidiary of Parent (whether constituting part of Collateral given to the Administrative Agent for the benefit of the Lenders to secure payment of all or any part of the Obligations or otherwise) shall be and are subordinated to the rights of the Administrative Agent and the Lenders in those assets. No Borrower shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrowers and the Lenders have been terminated. So long as any Event of Default shall have occurred and be continuing, then, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Intercompany Indebtedness owed by any Borrower shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied. Each of the Borrowers irrevocably authorize and empower the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of any Borrower such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of the applicable Borrower or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Section 9.17. The Administrative Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower upon or with respect to the Intercompany Indebtedness at any time an Event of Default shall have occurred and be continuing and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements among the Borrowers and the Lenders, the applicable Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall so long as any Event of Default shall have occurred and be continuing promptly deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the applicable Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the applicable Borrower as the property of the Lenders. If any Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. So long as any Event of Default shall have occurred and be continuing, the Borrowers agree that until the Obligations have been paid in full (in cash) and satisfied and all financing arrangements among the Borrowers and the Lenders have been terminated, the Borrowers will neither assign nor transfer to any Person (other than the Administrative Agent) any claim the Borrowers have or may have against any other Subsidiary of the Parent Borrower

         SECTION 9.18 Certain Post Closing Matters.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, within the time periods set forth below or such later date(s) to which the Administrative Agent shall, in its exclusive discretion, agree in writing, the Borrowers shall deliver to the Administrative Agent:

                  (i) within thirty (30) days after the Closing Date, all Lien searches, if any, which the Borrowers were required to deliver pursuant to Section 4.1(k) of this Agreement and delivery of which was temporarily waived by the Lenders for the purposes of effecting the closing on the Closing Date;

                  (ii) within ninety (90) days after the Closing Date, mortgages in favor of the Collateral Agent and in form and substance reasonably satisfactory to the Administrative Agent on such Eligible Real Property of the Borrowers as may then constitute all or any part of the Real Property Component, together with such updated title commitments and related real estate due diligence materials as the Administrative Agent may request in accordance with the definition of Eligible Real Property;

                  (iii) upon the Administrative Agent's acceptance of the Budget, and in any event no later than May 28, 2005, the Borrowers shall have executed and delivered an amendment to this Agreement setting forth the financial covenant levels for Sections 6.4 and 6.5 of this Agreement, which covenants shall be satisfactory to the Administrative Agent;

                  (iv) within thirty (30) days after the Closing Date, all good standing certificates, if any, which the Borrowers were required to deliver pursuant to Section 4.1(a)(iv) of this Agreement and delivery of which was temporarily waived by the Lenders for the purposes of effecting the closing on the Closing Date; provided that one or more of the Borrowers may identify to the Administrative Agent certain of the jurisdictions from which they shall not have obtained good standing certificates as of the Closing Date as jurisdictions in which the Borrower(s) do not conduct a material amount of business and the Administrative Agent may thereafter (but shall not be obligated to) waive delivery of a good standing certificate for such jurisdiction(s);

                  (v) Schedules 1.1, 3.6, 3.12, 6.9, 6.10 and 6.13, which the
         Borrowers were required to deliver pursuant to Section 1.1, 3.6, 3.12, 6.9, 6.10 and 6.13 of this Agreement, respectively, and delivery of which was temporarily waived by the Lenders for the purposes of effecting the closing on the Closing Date.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or the Security and Pledge Agreement, within thirty (30) days after the Closing Date or such later date to which the Collateral Agent shall, in its reasonable discretion, agree in writing, the Borrowers shall deliver to the Collateral Agent:

                  (i) Schedules 1, 3, 4, 6, 7, and 8, which the Borrowers were required to deliver pursuant to Section 4(a), 1(h), 1(i), 1(m), 1(n), and 1(o) of the Security and Pledge Agreement, respectively, and delivery of which was temporarily waived by the Lenders for the purposes of effecting the closing on the Closing Date.

                  (c) All conditions precedent and representations contained in the Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above); provided, that to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct at the time the respective action is taken in accordance with the foregoing provisions of this Section 9.18. The acceptance of the benefits of the making of each Loan and the issuance of each Letter of Credit shall constitute a representation, warranty and covenant by the Borrowers to each of the Lenders that the actions required pursuant to this Section 9.18 will be taken within the relevant time periods referred to in this Section 9.18 and that, at such time, all representations and warranties contained in this Agreement shall then be true and correct without any modification pursuant to this Section 9.18.

         SECTION 9.19 USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrower in accordance with the Act.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                         BORROWERS:

                         INTERSTATE BAKERIES CORPORATION


                         By:
                            ----------------------------------------------------
                         Name:  Ronald B. Hutchison
                         Title: Executive Vice President and
                                Chief Financial Officer
                         12 East Armour Boulevard
                         P.O. Box 419627 Kansas
                         City, Missouri 64141

                         FEIN:  43-1470322


                         ARMOUR AND MAIN REDEVELOPMENT CORPORATION


                         By:
                            ---------------------------------------------------
                         Name:  Ronald B. Hutchison
                         Title: Director
                         12 East Armour Boulevard
                         P.O. Box 419627 Kansas
                         City, Missouri 64141

                         FEIN:  43-1790536


                         BAKER'S INN QUALITY BAKED GOODS, LLC


                         By:
                            --------------------------------------------------
                         Name:  Ronald B. Hutchison
                         Title: Director
                         12 East Armour Boulevard
                         P.O. Box 419627 Kansas
                         City, Missouri 64141

                         FEIN:

                         IBC SALES CORPORATION


                         By:
                            ---------------------------------------------------
                         Name:  Ronald B. Hutchison
                         Title: Executive Vice President and
                                Chief Financial Officer
                         12 East Armour Boulevard
                         P.O. Box 419627 Kansas
                         City, Missouri 64141

                         FEIN:  02-0723634


                         IBC SERVICES, LLC


                         By:
                            ---------------------------------------------------
                         Name:  Ronald B. Hutchison
                         Title: President
                         12 East Armour Boulevard
                         P.O. Box 419627 Kansas
                         City, Missouri 64141

                         FEIN:  02-0723639


                         IBC TRUCKING, LLC


                         By:
                            ---------------------------------------------------
                         Name:  Ronald B. Hutchison
                         Title: President
                         12 East Armour Boulevard
                         P.O. Box 419627 Kansas
                         City, Missouri 64141

                         FEIN:  43-1828328

                         TERSTATE BRANDS CORPORATION


                         By:
                            ---------------------------------------------------
                         Name:  Ronald B. Hutchison
                         Title: Executive Vice President and
                                Chief Financial Officer
                         12 East Armour Boulevard
                         P.O. Box 419627 Kansas
                         City, Missouri 64141

                         FEIN:  44-0296705


                         NEW ENGLAND BAKERY DISTRIBUTORS, L.L.C.


                         By:
                            ---------------------------------------------------
                         Name:  Ronald B. Hutchison
                                Title:   Director
                         12 East Armour Boulevard
                         P.O. Box 419627 Kansas
                         City, Missouri 64141

                         FEIN:

                         LENDERS:

                         JPMORGAN CHASE BANK,
                         Individually and as Administrative Agent


                         By:
                            ---------------------------------------------------
                         Name:  Marian N. Schulman
                         Title: Managing Director

                                Annex A to the
                Amended and Restated Revolving Credit Agreement

                              COMMITMENT AMOUNTS

                        Dated as of [___________], 2007


                              COMMITMENT                         COMMITMENT
LENDER                          AMOUNT                           PERCENTAGE
------                          ------                           ----------


JPMorgan Chase Bank         $                                               %
                             ------------------------     ------------------

---------------------        ------------------------     ------------------

---------------------        ------------------------     ------------------

---------------------        ------------------------     ------------------

---------------------        ------------------------     ------------------




Total                               $200,000,000                      100%
--------------------------------------------------------------------------

                              Exhibit A-1 to the
                Amended and Restated Revolving Credit Agreement

             FORM OF AMENDMENT ORDER APPROVING EIGHTH AMENDMENT TO
                          REVOLVING CREDIT AGREEMENT

                              Exhibit A-2 to the
                Amended and Restated Revolving Credit Agreement

             FORM OF AMENDMENT ORDER APPROVING NINTH AMENDMENT TO
                          REVOLVING CREDIT AGREEMENT

                               Exhibit B to the
                Amended and Restated Revolving Credit Agreement

          FORM OF AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

                              Exhibit C-1 to the
                Amended and Restated Revolving Credit Agreement
                   Form of Weekly Borrowing Base Certificate

                                                                   Page 1 of 3

                         Interstate Bakeries Corporation
                   Form of Weekly Borrowing Base Certificate *
                   For the Week Ended _______________________



A.  Available accounts receivable (from page 2 of 3)                              $
                                                                                  ------------------

B.  Available inventory (based on most recent month-end BBC)                      $
                                                                                  ------------------

C.  Real Property Component (from page 3 of 3)                                    $
                                                                                  ------------------

D.  Environmental Reserve                                                         $
                                                                                  ------------------

E.  Carve Out                                                                     $
                                                                                  ------------------

F.  Borrowing Base (Total availability) (lines A + B + C - D -E)                  $
                                                                                  ------------------

G.  Lower of:
          Borrowing Base (Total availability) (line F)                            $
                                                                                  ------------------
                                                                                                            $
                                                                                                            ------------------
          Revolving Credit Commitment                                             $
                                                                                  ------------------

H.  Aggregate principal amount of loans outstanding                               $
                                                                                  ------------------

I.  L/C obligations outstanding                                                   $
                                                                                  ------------------

J.  Aggregate outstandings(lines H + I)                                           $
                                                                                  ------------------

K.  Facility availability/ (overadvance)  (line G minus line J)                   $
                                                                                  ------------------


Officer's Certification:

Pursuant to the Amended and Restated Credit Agreement dated as of [___________], 2007, the undersigned certifies that the information provided in this Certificate to JPMorgan Chase Bank, N.A., as Administrative Agent on behalf of the Interstate Bakeries Corporation is accurate and complete in all material respects based on the accounting records of the Interstate Bakeries Corporation.

-----------------------------------------------             -------------
Signature & Title                                           Date

* The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule 1 to Exhibit C-2.
** Weekly Borrowing Base Certificates are updated for accounts receivable only and are due seven days subsequent to the week end.

                                                                Exhibit C-1
                                                                Page 2 of 3

                        Interstate Bakeries Corporation
                  Form of Weekly Borrowing Base Certificate *
                  For the Week Ended _______________________

Calculation of available accounts receivable

                                                           Total
                                                           -----

Gross accounts receivable per aging                    $
                                                       ---------------
Less ineligibles:
                                                       ---------------
    >56 days past invoice date
                                                       ---------------
    Credit reclass
                                                       ---------------
    Cross aging @ 50%
                                                       ---------------
    Concentration cap
    Foreign customers
                                                       ---------------
    Unsatisfactory credit standing
                                                       ---------------
    Disputes/chargebacks, set-offs, claims
    U.S. Government
                                                       ---------------
    Contra accounts
                                                       ---------------
    Due from bankrupt or insolvent customers
                                                       ---------------
    Intercompany
                                                       ---------------
    Unapplied cash
                                                       ---------------
    Affiliate, employee & other non-trade A/R
                                                       ---------------
    Unbilled receivables, no invoice
                                                       ---------------
    Sales on consignment or approval
                                                       ---------------
    Bill and hold receivables
                                                       ---------------
    Security deposit/ retainage
                                                       ---------------
    No first priority perfected security interest
                                                       ---------------
    Invoiced in advance
                                                       ---------------
    Notes receivables
                                                       ---------------
    Co-op advertising/customer rebate reserves
                                                       ---------------
    Extended terms
                                                       ---------------
    No lawful title
                                                       ---------------
    Not payable in US dollars
                                                       ---------------
    COD Accounts
                                                       ---------------
    Other (per terms of Credit Agreement)
                                                       ---------------
Total ineligibles
                                                       ---------------

Eligible Accounts Receivable
                                                       ---------------

                                                       ---------------
Less: Dilution Reserve ( in excess of 5%)
                                                       ---------------

Adjusted Eligible Accounts Receivable
                                                       ---------------
Advance rate                                                      85%
                                                       ---------------

Available accounts receivable                          $
                                                       ===============


* The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule 1 to Exhibit C-2.
** Weekly Borrowing Base Certificates are updated for accounts receivable only and are due seven days subsequent to the week end.

                                                                 Exhibit C-1
                                                                 Page 3 of 3

                        Interstate Bakeries Corporation
                  Form of Weekly Borrowing Base Certificate *
                  For the Week Ended _______________________


Calculation of Real Property Component


Lower of:

       (i) Cap                                                 $ 80,000,000
                                                               ------------

      (ii) 40%  of  total   Borrowing  Base   (inclusive  of   $      -
                                                                   --------
           Real Property)

Real Property  Component                                           $      -
                                                                   ========



* The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule 1 to Exhibit C-2.
** Weekly Borrowing Base Certificates are updated for accounts receivable only and are due seven days subsequent to the week end.

                              Exhibit C-2 to the
                Amended and Restated Revolving Credit Agreement
                  Form of Monthly Borrowing Base Certificate

                                                                   Page 1 of 4

                        Interstate Bakeries Corporation
                 Form of Monthly Borrowing Base Certificate *
                  For the Month Ended _______________________



A.  Available accounts receivable (from page 2 of 4)                              $
                                                                                  ------------------

B.  Available inventory (from page 3 of 4)                                        $
                                                                                  ------------------

C.  Real Property Component (from page 4 of 4)                                    $
                                                                                  ------------------

D.  Environmental Reserve                                                         $
                                                                                    ------------------

E.  Carve Out                                                                     $
                                                                                    ------------------

F.  Borrowing Base (Total availability) (lines A + B + C - D - E)                 $
                                                                                    ------------------

G.  Lower of:
          Borrowing Base (Total availability) (line F)                            $
                                                                                  ------------------
                                                                                                           $
                                                                                                           ------------------
          Revolving Credit Commitment                                             $
                                                                                  ------------------

H.  Aggregate principal amount of loans outstanding                               $
                                                                                  ------------------

I.  L/C obligations outstanding $
                                                                                  ------------------

J.  Aggregate outstandings(lines H + I)                                                                    $
                                                                                                            ------------------

K.  Facility availability/ (overadvance)  (line G minus line J)                                            $
                                                                                                            ------------------


Officer's Certification:

Pursuant to the Credit Agreement dated as of [___________], 2007, the undersigned certifies that the information provided in this Certificate to JPMorgan Chase Bank, N.A., as Administrative Agent on behalf of the Interstate Bakeries Corporation is accurate and complete in all material respects based on the accounting records of the Interstate Bakeries Corporation.



-----------------------------------------------                -------------
Signature & Title                                              Date

* The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule 1 to Exhibit C-2.
** Monthly Borrowing Base Certificates are to be submitted twenty days subsequent to the fiscal month end.

                                                                   Exhibit C-2
                                                                   Page 2 of 4

                        Interstate Bakeries Corporation
                 Form of Monthly Borrowing Base Certificate *
                  For the Month Ended _______________________

Calculation of available accounts receivable

                                                             Total

Gross accounts receivable per aging                      $
                                                         ---------------

Less ineligibles:
                                                         ---------------
    >56 days past invoice date
                                                         ---------------
    Credit reclass
                                                         ---------------
    Cross aging @ 50%
                                                         ---------------
    Concentration cap
    Foreign customers
                                                         ---------------
    Unsatisfactory credit standing
                                                         ---------------
    Disputes/chargebacks, set-offs, claims
    U.S. Government
                                                         ---------------
    Contra accounts
                                                         ---------------
    Due from bankrupt or insolvent customers
                                                         ---------------
    Intercompany
                                                         ---------------
    Unapplied cash
                                                         ---------------
    Affiliate, employee & other non-trade A/R
                                                         ---------------
    Unbilled receivables, no invoice
                                                         ---------------
    Sales on consignment or approval
                                                         ---------------
    Bill and hold receivables
                                                         ---------------
    Security deposit/ retainage
                                                         ---------------
    No first priority perfected security interest
                                                         ---------------
    Invoiced in advance
                                                         ---------------
    Notes receivables
                                                         ---------------
    Co-op advertising/customer rebate reserves
                                                         ---------------
    Extended terms
                                                         ---------------
   No lawful title
                                                         ---------------
   Not payable in US dollars
                                                         ---------------
   COD Accounts
                                                         ---------------
   Other (per terms of Credit Agreement)
                                                         ---------------
Total ineligibles
                                                         ---------------

Eligible Accounts Receivable
                                                         ---------------

                                                         ---------------
Less: Dilution Reserve ( in excess of 5%)
                                                         ---------------

Adjusted Eligible Accounts Receivable
                                                         ---------------

Advance rate
                                                         --------------
                                                             85%
                                                         ---------------

Available accounts receivable                            $
                                                         ===============


* The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule 1 to Exhibit C-2. ** Monthly Borrowing Base Certificates are to be submitted twenty days subsequent to the fiscal month end.

                                                                   Exhibit C-2
                                                                   Page 3 of 4

                        Interstate Bakeries Corporation
                 Form of Monthly Borrowing Base Certificate *
                  For the Month Ended _______________________


Calculation of available inventory

                                                            Total

Gross inventory per perpetual                          $
                                                       ----------------

Less ineligibles:
   Finished Goods (other than Eligible Finished
   Goods)
                                                       ----------------
   Work in process
                                                       ----------------
   Supplies & packing materials
                                                       ----------------
   Second quality
                                                       ----------------
   Mrs. Cubbison's/crouton
                                                       ----------------
   Maintenance parts/ fuel/ tires
                                                       ----------------
   Not solely owned by Borrower
                                                       ----------------
   Not located in the United States /foreign
   location
                                                       ----------------
   No first priority perfected security interest
                                                       ----------------
   Not in good condition
                                                       ----------------
   Not in co. possession in U.S.
                                                       ----------------
   In-transit
                                                       ----------------
   Consigned
                                                       ----------------
   At outside/ 3rd party warehouse or location
                                                       ----------------
   Leased location - no landlord waiver
                                                       ----------------
   Obsolete/unmarketable
                                                       ----------------
   Intercompany profit
                                                       ----------------
   Demonstrations, display
                                                       ----------------
   Returns, rejects, seconds, thirds, return
      to vendor,  defective
                                                       ----------------
   Other (per terms of Credit Agreement)
                                                       ----------------
Inventory Reserves:
   Inventory shrinkage reserve
                                                       ----------------
   Excess/Obsolete/Slow move reserve
                                                       ----------------
   Favorable standard cost variances
                                                       ----------------
   Landlord lien reserve/Rent reserve
                                                       ----------------
   Reserve for inventory at contractors/vendors
                                                       ----------------
   Vendor rebates reserve
   Other (per terms of Credit Agreement)
                                                       ----------------
Total ineligible inventory
                                                       ----------------

Eligible Inventory
                                                       ----------------

Advance Rate
                                                       40%
                                                       ----------------

Available inventory                                    $

* The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule 1 to Exhibit C-2.
** Monthly Borrowing Base Certificates are to be submitted twenty days subsequent to the fiscal month end.

                                                                    Exhibit C-2
                                                                    Page 4 of 4

                        Interstate Bakeries Corporation
                 Form of Monthly Borrowing Base Certificate *
                  For the Month Ended _______________________


Calculation of Real Property Component


Lower of:

       (i) Cap                                                     $ 80,000,000
                                                                   ------------

      (ii) 40% of total Borrowing Base (inclusive of Real Property)    $      -
                                                                       --------

Real Property  Component                                               $      -
                                                                       ========



* The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule 1 to Exhibit C-2.
** Monthly Borrowing Base Certificates are to be submitted twenty days subsequent to the fiscal month end.

                                                                 Schedule 1
                                                             to Exhibit C-2
                                                                Page 1 of 2

                           Interstate Bakeries, Inc.
                 Collateral Monitoring Reporting Requirements
                     Documents to be Submitted to the Bank

The following information is to be submitted on a weekly or monthly basis per
Section 5.8 of the Amended and Restated Revolving Credit Agreement, dated [___________], 2007 for all divisions of Interstate Bakeries, Inc.


o     Borrowing Base Certificate in the form of Exhibits C-1, C-2.
- Weekly Borrowing Base Certificates are to be submitted by the 7th day following the immediately preceding one week period.
- Monthly Borrowing Base Certificates are to be submitted by the 20th day following the immediately preceding fiscal month end.


o     Accounts Receivable:
1)    Accounts receivable aging, consolidated. (Weekly)
2) Accounts receivable rollforward including supporting documentation as follows: (Monthly)

       o   Total page of invoice (sales) register or other equal information.
       o   Total page of cash receipts journal or other equal information.
       o Total page of credit and adjustments register (should include credit memos issued, write-offs, returns, discounts and other credit adjustments). If a credit and adjustments register is not available, credits and adjustments should be accumulated on a separate workpaper.

3) Top 10 accounts receivable balances aged including customer address and terms per the most recent aging. (Monthly)
4) Reconciliation of A/R aging report to general ledger and financial statements. (Monthly)
5) Top 6 sales concentration including address and terms on a consolidated basis. (Monthly, beginning with the period ending [___________], 2007)
6) Supporting documentation (system generated extract report where applicable) for the A/R ineligibles/ reserves as follows: (to be provided on a weekly basis unless otherwise noted)



   A/R > 8 weeks old/  56 days past invoice date               Consignment
   U.S. Government                                             Disputes/chargebacks, set-offs, claims
   Foreign accounts                                            Cash on Delivery accounts
   Affiliate, employee & other non-trade A/R                   Extended/ special terms
   Due from bankrupt or insolvent customers (Monthly)          Unsatisfactory credit standing
   Cross aging @ 50%                                           Unapplied Cash  (Monthly)
   Concentration cap (> 30% Investment Grade,10% all other)    Reserve for customer rebates  (Monthly)
   Credit reclass                                              Dilution Reserve  (Monthly)
   Contra accounts                                             Other Ineligibles (per terms of Credit Agreement)



o        Inventory: (Monthly)

1) Inventory by component (i.e., raw materials, work-in-process, finished goods) location, product line, and entity per the Company's inventory perpetual reports (if available). Please note if location is owned vs. leased.
2) Gross margin for finished goods and days product on hand calculations for ingredients by bakery.
3) Reconciliation of perpetual inventory reports to general ledger and financial statements (if applicable).

                                                                 Schedule 1
                                                             to Exhibit C-2
                                                                Page 2 of 2
                           Interstate Bakeries, Inc.
                 Collateral Monitoring Reporting Requirements
                     Documents to be Submitted to the Bank

4) Summary of manufacturing variances, including purchase price, material, labor and overhead (if applicable).

5) Supporting documentation (system generated extract report where applicable) for the inventory ineligibles/ reserves as follows:


          Packaging materials (branded or private label)         Not solely owned by the Borrower
          Finished Goods (perishable/ short shelf-life)          Consigned
          Mrs. Cubbison's  inventory                             Maintenance parts/fuel/tires
          Crouton                                                Work in Process
          In-transit                                             Second quality
          Slow-Moving                                            Not located in the U.S./foreign location
          Obsolete /unmarketable                                 No first priority perfected security interest
          At outside/3rd party warehouse or location             Leased location - no landlord waiver
          Intercompany profit                                    Demonstrations/display
          Not in company possession in U.S.                      Not in good condition
          Return, rejects, seconds, thirds, return to            Other Ineligibles (per terms of Credit
          vendor                                                 Agreement)
          Inventory shrinkage reserve                            Excess/Obsolete/Slow move reserve
          Favorable standard cost reserve                        Landlord lien reserve/Rent Reserve
          Reserve for inventory at contractors/vendors           Vendor rebate reserves
          Other Reserves (per terms of Credit Agreement)




o        Other: (Monthly)

1) Consolidating financial statements (to be submitted per terms of the Credit Agreement).
2)    Accounts payable aging summary (consolidated).
3)    Top 10 accounts payable vendor balances by aging category.
4)    Top 10 purchases concentration including vendor name, address and terms.
5) Reconciliation of A/P aging to general ledger and financial statements (if applicable).
6)    Projected financial statements (to be submitted per terms of Credit
      Agreement).
7) Forecasted facility usage and BBC availability (working capital forecast), to the extent prepared in connection with the projected financial statements in accordance with item 6 above.

Submit to:
JPMorgan Chase Bank
IB ABL Portfolio Management Group
Attn:  Marie Espinal, Analyst
270 Park Avenue - 20th floor
New York, NY 10017
Phone:   (212) 270-4620
Fax:     (212) 270-7449
E-mail:  Marie.Espinal@jpmorgan.com

                               Exhibit D to the
                Amended and Restated Revolving Credit Agreement

                          FORM OF OPINION OF COUNSEL


1. Each Borrower is (i) a valid business entity organized in compliance with the laws of its respective jurisdiction of organization and (ii) is currently in good standing in the jurisdiction of its organization and each jurisdiction in which it does business.

2. Each Borrower has all requisite power and authority to (i) own or hold under lease and operate its properties and to carry on its business and
         (ii) execute, deliver and perform its obligations with respect to all Loan Documents and to carry out the transactions contemplated thereby.

3. The execution, delivery and performance of each of the Loan Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each Borrower.

4. The Loan Documents have been duly executed and delivered by each Borrower.

5. The execution and delivery of the Loan Documents and the performance of the obligations thereunder by each Borrower are not in violation of any provision any of the charter documents of the Borrowers.

6. Each of the Loan Documents creates valid and binding obligations with respect to each Borrower and is enforceable against each Borrower in accordance with its terms.

7. The execution and delivery of the Loan Documents and the performance of the obligations thereunder: (i) do not require, under present law, any filing or registration by any Borrower with, or approval or consent of, any governmental agency or authority that has not already been made or obtained, except with regard to the entry of the Amendment Order and
         (ii) do not violate the relevant corporate laws of any state in which a particular Borrower organized or any present law or regulation of any governmental agency or authority applicable to a Borrower or its property.

8. The Amendment Order was entered on _____________, 2007 and is in full force and effect in accordance with its terms. No motion to amend, reargue, stay, vacate or rescind the Amendment Order has been filed with the Bankruptcy Court and no such order has been entered by the Bankruptcy Court.

                               Exhibit E to the
                Amended and Restated Revolving Credit Agreement

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                          Dated: _____________, 200__

         Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of [___________], 2007 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among Interstate Bakeries Corporation and each of its direct and indirect Subsidiaries party thereto, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (collectively, the "Borrowers"), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") party to the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement in a principal amount as set forth on Schedule I.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) requests that the Administrative Agent evidence the Assigned Interest by recording the information contained on Schedule I in the Register which reflects the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective
Date).

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan

Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty and delivers copies to the Borrowers as required by
Section 2.18(f) of the Credit Agreement; and (vii) has supplied the information requested on the administrative questionnaire heretofore supplied by the Administrative Agent.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent, together with a processing and recordation fee of $3,500, for acceptance by it and recording by the Administrative Agent pursuant to Section 9.3 of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Administrative Agent, be within ten Business Days after the execution of this Assignment and Acceptance).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement provided that Assignor hereby represents and warrants that the restrictions set forth in Section 9.3 of the Credit Agreement pertaining to the minimum amount of assignments have been satisfied.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.

                    Schedule I to Assignment and Acceptance
        Respecting the Amended and Restated Revolving Credit Agreement,
                    dated as of [___________], 2007, among
      Interstate Bakeries Corporation and its Subsidiaries party thereto, the Lenders named therein, and
              JPMorgan Chase Bank, N.A., as Administrative Agent

Legal Name of Assignor:

Legal Name of Assignee:

Effective Date of Assignment:

Principal                       Percentage Assigned (to at least 8 decimals)
Amount                          shown as a percentage of aggregate
Assigned                        principal amount of all Lenders
--------                        -------------------------------



$----------                                ------%


CONSENTED TO AND ACCEPTED:


JPMORGAN CHASE BANK, N.A.,                                                   ,
as Administrative Agent                    ------------------------------------
                                           as Assignor


By                                         By
  ---------------------------------           ---------------------------------
    Name:                                  Name:
    Title:                                 Title:


                                                                            ,
---------------------------------          ------------------------------------
as Fronting Bank                           as Assignee



By                                         By
  ---------------------------------        ------------------------------------
    Name:                                  Name:
    Title:                                 Title:

                              Schedule 1.1 to the
                Amended and Restated Revolving Credit Agreement

                            ELIGIBLE REAL PROPERTY


1. 2801 South Town Avenue, Pomona, California

2. 1324 Arden Way, Sacramento, California

3. 2200 S. Division Ave., Orlando, Florida

4. 7225 Sante Fe Drive, Hodgkins, Illinois

5. 1525 Industrial Road, Emporia, Kansas

6. 501 Conestoga Way, Henderson , Nevada

7. 8071 Wales Road, Northwood, Ohio

8. 9801 Blue Grass Road, Philadelphia, Pennsylvania

9. 1 Bakers Way, Biddeford, Maine

                               Schedule 3.5 to the
                 Amended and Restated Revolving Credit Agreement

                                  SUBSIDIARIES

------------------------------------- ------------------------------ -----------
                                                                      Ownership
Borrower                              Subsidiary                      Interests
------------------------------------- ------------------------------ -----------
Interstate bakeries Corporation       Interstate Brands Corporation     100%
------------------------------------- ------------------------------ -----------
                                      IBC Services, LLC                 100%
------------------------------------- ------------------------------ -----------
Interstate Brands Corporation         IBC Sales Corporation             100%
------------------------------------- ------------------------------ -----------
                                      New England Bakery                100%
------------------------------------- ------------------------------ -----------
                                      Baker's Inn Quality Baked         100%
------------------------------------- ------------------------------ -----------
                                      Armour and Main                   100%
------------------------------------- ------------------------------ -----------
IBC Sales Corporation                 IBC Trucking, LLC                 100%
------------------------------------- ------------------------------ -----------
                                      Mrs. Cubbison's Foods, Inc.        80%
------------------------------------- ------------------------------ -----------

                               Schedule 3.6 to the
                 Amended and Restated Revolving Credit Agreement

                                      LIENS

                                   EXHIBIT B
                            FORM OF AMENDMENT ORDER





                         UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

In Re:                      )   In Proceedings Under Chapter 11
                            )
                            )   Case No.  04-45814 (JWV)
                            )
INTERSTATE BAKERIES         )   Jointly Administered
CORPORATION, et al.,        )
                            )
                            )
               Debtors.     )


                 FINAL ORDER AUTHORIZING DEBTORS TO ENTER INTO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

         Upon the motion (the "Motion"),(1) dated January 30, 2007, of Interstate Bakeries Corporation and certain of its affiliated debtors (jointly and severally, the "Borrowers"), each as a debtor and debtor-in-possession (collectively, the "Debtors") in the above-captioned jointly administered cases (the "Cases"), pursuant to sections 105, 361, 362, 363(c)(2), 364(c)(1),
364(c)(2), 364(c)(3), 364(d)(1) and 364(e) of title 11 of the United States
Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code"), and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), seeking, among other things, authorization for the Borrowers to amend and restate their existing post-petition financing to, among other things, extend the term thereof and to make certain other modifications thereto pursuant to that certain Ninth Amendment that effects an Amended and Restated Revolving Credit Agreement substantially in the form filed with this Court (the "Amended DIP Credit Agreement"), which extends and modifies that certain Revolving Credit Agreement dated as of September 23, 2004 (as amended and otherwise modified, the "DIP Credit Agreement") by and among the Borrowers and

-----------------

(1) Capitalized terms used in this Order, unless otherwise defined, shall have the meanings set forth in either the DIP Credit Agreement or the DIP Orders, each as defined herein. To the extent that any provisions of the Documents, as defined herein, conflict with this Order, the provisions of this Order shall control.

JPMorgan Chase Bank, N.A. ("JPMCB"), acting as Administrative Agent and Collateral Agent (in such capacities, the "Agent"), for itself and a syndicate of financial institutions (together with JPMCB and including the fronting banks for the letters of credit, the "DIP Lenders") arranged by J.P. Morgan Securities Inc., and approved pursuant to this Court's Final Order (I) Authorizing Debtors (A) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. ss.ss. 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and
(B) to Utilize Cash Collateral Pursuant to 11 U.S.C. ss. 363, and (II) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. ss.ss. 361, 362, 363 and 364 (the "Final DIP Order") and this Court's Final Order Authorizing Debtors to Enter into Eighth Amendment to Revolving Credit Agreement (the "Supplemental DIP Order," collectively with the Final DIP Order, the "DIP Orders"), which are incorporated herein and made part of this Order; due and appropriate notice of the Motion and the relief requested therein having been served by the Debtors on all appropriate parties in accordance with Bankruptcy Rule 4001(c); upon all of the pleadings filed with this Court; upon the record made at the Interim Hearing, the Final Hearing, the hearing on the Supplemental DIP Order and the hearing on the Motion; and after due deliberation and consideration, and good and sufficient cause appearing therefor;

         IT IS FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

         1. The Motion is GRANTED.

         2. This Court has core jurisdiction over the Cases, the Motion, and the parties and property affected under this Order pursuant to 28 U.S.C. ss.ss. 157(b) and 1334. Venue is proper before this Court pursuant to 11 U.S.C. ss.ss. 1408 and 1409.

         3. Under the circumstances, the notice given by the Debtors of the Motion and the hearing thereon constitutes due and sufficient notice thereof and complies with Bankruptcy Rules 4001(b) and (c).

         4. Good cause has been shown for the entry of this Order.

         5. The Debtors are authorized to enter into the Amended DIP Credit Agreement, to execute all documents and instruments related thereto, and to pay all amounts required thereby, including, without limitation, any taxes required so that the Debtors remain in good standing in the various jurisdictions in which they are incorporated and/or authorized to do business.

         6. Any credit extended and loans made to the Debtors pursuant to the DIP Credit Agreement, as amended and restated by the Amended DIP Credit Agreement, shall be deemed to have been extended by the DIP Lenders and their affiliates in good faith, as that term is used in section 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by section 364(e) of the Bankruptcy Code, and shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

         7. Except to the extent modified in this Order, the DIP Orders remain in full force and effect. All factual findings contained in the DIP Orders shall remain fully applicable, except to the extent specifically modified herein.

         8. In the event of any inconsistency among the provisions of this Order, the DIP Orders and the DIP Documents, the provisions of this Order shall govern.

         9. The Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Order.


Dated:
         ---------------------------


                                   -------------------------------------
                                   UNITED STATES BANKRUPTCY JUDGE

                                   EXHIBIT C
                                FORM OF OPINION

                                   [to come]

                                   EXHIBIT D
                      FORM OF EMPLOYMENT AGREEMENT ORDER



                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

----------------------------------------------
                                              x
                                              :
                                              :
  In re:                                      :  Chapter 11
                                              :  Case No. 04-45814 (JWV)
  INTERSTATE BAKERIES                         :  Jointly Administered
    CORPORATION, et al.,                      :
                 -- --                        :
                                              :
                        Debtors.              x
----------------------------------------------

                    ORDER UNDER 11 U.S.C. ss.ss. 105(a) AND
                  363(b) AUTHORIZING THE DEBTORS TO ENTER INTO
                    EMPLOYMENT AGREEMENT WITH CRAIG D. JUNG


         These cases came before the Court on the motion (the "Motion") of Interstate Bakeries Corporation ("Interstate Bakeries," and together with eight of its subsidiaries and affiliates,(1) debtors and debtors-in-possession, the "Debtors") for an order under 11 U.S.C. ss.ss. 105(a) and 363(b) authorizing and approving the Debtors' entry into the Employment Agreement with Craig D. Jung ("Jung"), attached as Exhibit A to this Order;(2) the Court having reviewed the Motion and considered the representations of counsel; and the Court having determined that the relief requested in this Motion is in the best interests of the Debtor, its estates, its creditors and other parties-in-interest; and it appearing that notice of the Motion was good and sufficient under the particular circumstances and that no other or further notice need be given; and upon the record herein; and after due deliberation thereon; and good and sufficient cause appearing therefore, it is hereby

--------------

(1) The following subsidiaries' and affiliates' chapter 11 cases are jointly administered with Interstate Bakeries: Armour and Main Redevelopment Corporation; Baker's Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C., and Mrs. Cubbison's Foods, Inc.

(2) All capitalized terms not otherwise defined in this Order shall have the meaning ascribed to them in the Motion.

         ORDERED AND ADJUDGED THAT:

         1. The Motion is GRANTED.

         2. The Debtors are authorized to enter into and perform their obligations under the Employment Agreement and the Debtors' entry into the Employment Agreement is approved.

         3. All payments, awards and benefits specified in the Employment Agreement are and will be granted administrative expense status and are and will be allowed as actual and necessary expenses pursuant to 11 U.S.C. ss. 503.

         4. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect the validity or enforceability of any of the obligations of the parties to the Employment Agreement incurred prior to the actual receipt by the obligated party of written notice of such reversal, stay, modification or vacation.

         5. The Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Order.

Dated:   Kansas City, Missouri
         February ___, 2007


                                         ------------------------------------
                                         UNITED STATES BANKRUPTCY JUDGE